UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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F.N.B. Corporation

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Dear Shareholder:

We will hold our Annual Meeting of Shareholders at 3:30 p.m., Eastern Daylight Time, on Wednesday, May 19, 2010, at the F.N.B. Technology Center Board Room located at 4140 East State Street, Hermitage, Pennsylvania 16148.

At our Annual Meeting, our shareholders will act on the following matters: (i) election of the ten director nominees named in the accompanying proxy statement to our Board of Directors; and (ii) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Your vote is important regardless of how many shares of stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each.

Whether or not you plan to attend our Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope we have provided to insure that your shares are represented at our Annual Meeting. Alternatively, you may vote via the Internet or by telephone by following the instructions on your proxy card. By voting now, you will assure that your vote is counted even if you are unable to attend our Annual Meeting.

Please indicate on the card whether you plan to attend our Annual Meeting. If you attend and wish to vote in person, you may withdraw your proxy at that time.

As always, our directors, management and staff thank you for your continued interest in and support of F.N.B.

Stephen J. Gurgovits
President and Chief Executive Officer
April 1, 2010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that F.N.B. Corporation will hold its 2010 Annual Meeting of Shareholders at 3:30 p.m., Eastern Daylight Time, on Wednesday, May 19, 2010, at the F.N.B. Technology Center Board Room located at 4140 East State Street, Hermitage, Pennsylvania 16148. At our Annual Meeting, our shareholders will vote on the following matters:

1.	Election of the ten nominees for directors named in the accompanying proxy statement (namely, William B. Campbell, Philip E. Gingerich, Robert B. Goldstein, Stephen J. Gurgovits, David J. Malone, Harry F. Radcliffe, Arthur J. Rooney, II, John W. Rose, Stanton R. Sheetz and William J. Strimbu), each to serve as directors for a term of one year and until the election of his successor;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010; and

3.	Any other matter that is presented at our Annual Meeting in compliance with our bylaws.

Only shareholders of record as of the close of business on March 10, 2010, are entitled to notice of and to vote at our Annual Meeting.

It is important that your shares be represented and voted at our Annual Meeting. Please complete, sign, date and return the enclosed proxy card in the envelope provided or vote via the Internet or telephone, whether or not you expect to attend our Annual Meeting in person.

We have included our 2009 annual report to shareholders with this notice and accompanying proxy statement.

BY ORDER OF OUR BOARD OF DIRECTORS,

David B. Mogle, Corporate Secretary

April 1, 2010
Hermitage, Pennsylvania

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2010.

THE F.N.B. CORPORATION PROXY STATEMENT AND 2009 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://www.cfpproxy.com/5710.

One F.N.B. Boulevard
Hermitage, PA 16148

PROXY STATEMENT

Our proxy statement contains information relative to our Annual Meeting of Shareholders to be held on Wednesday, May 19, 2010 beginning at 3:30 p.m., Eastern Daylight Time at the F.N.B. Technology Center Board Room at 4140 East State Street, Hermitage, Pennsylvania 16148 (our “Annual Meeting”). This proxy statement also relates to any adjournment or postponement of our Annual Meeting. We have commenced the mailing of our proxy statement and the accompanying proxy card to our shareholders of record as of March 10, 2010. We will bear all of the costs of preparing and mailing our proxy material to our shareholders. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy materials to beneficial owners.

We use the following terms in this proxy statement:

•	“We,” “us,” “our,” “F.N.B.,” “Company,” or “Corporation” mean F.N.B. Corporation;

•	“Board” means the F.N.B. Corporation Board of Directors;

•	“FNBPA” means First National Bank of Pennsylvania;

•	“FNTC” means First National Trust Company; and

•	“F.N.B. Capital” means F.N.B. Capital Corporation, LLC.

ABOUT OUR ANNUAL MEETING

What will our shareholders vote on at our Annual Meeting?

Our shareholders will act upon the following proposals at our Annual Meeting:

•	The election of the ten nominees named in this proxy statement to serve for a term of one year and until the election of their successors;

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010; and

•	Any other business that comes before our Annual Meeting in compliance with the advance notice and other applicable provisions of our bylaws.

VOTING

Who is entitled to vote at our meeting?

Our Board has set March 10, 2010 as the record date for our Annual Meeting. Only F.N.B. holders of our common stock of record at the close of business on the record date are entitled to receive notice of and to vote at our Annual Meeting and any adjournment or postponement of our Annual Meeting. F.N.B. shareholders who plan to attend our Annual Meeting may obtain driving directions to the meeting location by contacting our shareholder relations representative, Jennifer DeFazio, at (888) 981-6000.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“For” the election of each of the ten nominees for election as directors named in this proxy statement (Proposal 1); and

•	“For” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 (Proposal 2).

What vote is required to approve each matter?

Action by the shareholders on each of the proposals presented at our Annual Meeting requires the presence of a quorum at our Annual Meeting, in person or by proxy. Refer to the discussion in our proxy statement under the question, “What constitutes a quorum?”

Under Proposal 1, our directors are elected by a plurality of the votes cast in person or by proxy at our Annual Meeting. The ten persons nominated for election as a director in accordance with our bylaws who receive the highest number of “For” votes cast by our shareholders at the Annual Meeting will be elected as directors. If you properly submit your proxy and mark “Withhold” authority for any individual director or all of the nominees, the proxies will not vote your shares for the nominee or nominees as to which you so indicate, but we will count your shares as present in determining whether a quorum exists. Our Articles of Incorporation and bylaws do not authorize cumulative voting in the election of directors.

The affirmative vote of a majority of the votes cast on Proposal 2 at the Annual Meeting is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

What are the voting rights of our shareholders?

The only class of our securities that is outstanding and entitled to vote at our Annual Meeting is our common stock. As of the March 10, 2010 record date, we had 114,065,164 shares of our common stock outstanding and entitled to one vote per share with respect to each matter to be voted on at our Annual Meeting.

How do I vote?

You can vote either in person at our Annual Meeting or by proxy whether or not you attend our Annual Meeting. When you or your authorized attorney-in-fact grants us your proxy, you authorize us to vote your shares of our stock in the manner you specify on your proxy card. Giving a proxy allows your shares to be voted at our Annual Meeting even if you do not attend the Annual Meeting in person. If your shares are in an account at a bank or securities broker (that is, in “street name”), you will receive an instruction card and information about how to give voting instructions.

If you hold your shares directly, to vote by proxy you must do one of the following:

•	Vote by mail. Complete, sign, date and return the enclosed proxy card in the envelope provided (the envelope requires no postage if mailed in the United States).

•	Vote by Internet. Instructions are provided on your proxy card. Our Internet voting system is designed to provide security for the voting process and to confirm that your vote has been recorded accurately.

•	Vote by telephone. Instructions are provided on your proxy card.

•	Vote at the Annual Meeting. If you are a registered shareholder and attend our Annual Meeting, you may deliver your completed proxy card in person or request a voting ballot to vote in person at the meeting. Even if you returned a proxy before our Annual Meeting, you may withdraw it and vote in person.

If you want to vote in person at our Annual Meeting and you hold your F.N.B. shares in an account at a bank or brokerage firm, you will need to obtain a signed proxy card from the brokerage firm or the bank that holds your

F.N.B. stock. If your F.N.B. stock is registered in the name of a bank or brokerage firm, you also may be eligible to vote your shares electronically over the Internet or by telephone. Many banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. (“Broadridge”) online program. This program provides eligible shareholders who receive a paper copy of this proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your proxy card will provide the instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the enclosed self-addressed, postage paid envelope.

Who can attend our Annual Meeting?

All shareholders as of the close of business on March 10, 2010 (the record date) or their duly appointed proxies may attend our Annual Meeting. Even if you currently plan to attend our Annual Meeting, we recommend that you vote by either mailing us your completed proxy card or by submitting your vote via the Internet or telephone as described above so that your vote will be counted at our Annual Meeting if you later decide not to attend our Annual Meeting.

If you hold your shares in “street name” by your bank or brokerage firm, you will need to bring a copy of a brokerage statement reflecting your ownership of F.N.B. stock as of March 10, 2010, and check in at the registration desk at our Annual Meeting.

What constitutes a quorum?

The presence at our Annual Meeting, in person or by proxy, of the holders of a majority of our outstanding shares of common stock on the record date will constitute a quorum, permitting the conduct of business at our Annual Meeting. If you return a properly completed proxy card, vote on the Internet, vote by telephone or vote in person at our Annual Meeting, you will be considered present for purposes of establishing a quorum. Proxies received, but marked as abstentions, proxies that withhold authority and broker “non-votes,” will be included in the calculation of the number of shares considered to be present for purposes of determining a quorum.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before we count your vote at our Annual Meeting. You may change your vote by signing and returning a new proxy card or by Internet or telephone vote with a later date, or by attending the Annual Meeting and voting in person. Only your latest instruction will be counted. However, your attendance at our Annual Meeting will not automatically revoke your proxy unless you vote again at our Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to our Annual Meeting to our Corporate Secretary at F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148.

How do I vote if my shares are held in “street name”?

If you hold your shares in “street name” in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you. Instead, your bank or brokerage firm will forward our proxy materials to you and tell you how to give them instructions for voting your F.N.B. shares.

How do I vote my 401(k) Plan shares?

If you participate in the F.N.B. Corporation Progress Savings 401(k) Plan (“401(k) Plan”), you may vote the number of shares of common stock credited to your account as of the record date. You may vote by instructing FNTC, the trustee of our 401(k) Plan, pursuant to the proxy card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed proxy card, provided that the trustee receives it by 3:00 a.m., Eastern Daylight Time, on Friday, May 14, 2010.

If you do not return your proxy card, your shares credited to your 401(k) Plan account will be voted by the trustee in the same proportion that it votes the shares for which it did timely receive proxy cards.

You may also revoke a previously given proxy card until 3:00 a.m., Eastern Daylight Time, on Friday, May 14, 2010, by filing with the trustee either a written notice of revocation or a properly completed and signed proxy card or Internet or telephone vote having a later date.

How will we conduct the business of our Annual Meeting?

Our bylaws govern the organization and conduct of business at our shareholder’s meetings. Our bylaws specify that our Board Chairman shall preside at our shareholder meetings. Our Board Chairman, Mr. William B. Campbell, will serve as Chair of our Annual Meeting and call the meeting to order. As Chair of our Annual Meeting, Mr. Campbell will determine, in his discretion, the order of the business to be conducted at our Annual Meeting and the procedure for our Annual Meeting. Mr. Campbell will announce the opening and closing for the polls for each matter on which our shareholders will vote at our Annual Meeting.

Who can answer my questions?

Should you have questions concerning these proxy materials or our Annual Meeting or should you wish to request additional copies of this proxy statement or proxy card, you may contact Mr. David B. Mogle who is our Corporate Secretary at (888) 981-6000.

How can I avoid receiving more than one set of proxy materials in future years?

If two or more registered shareholders live in your household or if a registered shareholder maintains two or more shareholder accounts, you may have received more than one set of our proxy materials. We have made a delivery method for proxy materials called “householding” available to our shareholders. If you consent to “householding,” only one annual report and one proxy statement will be delivered to your address; however, a separate proxy card will be delivered for each account. Please refer to the section titled, “Other Matters — Householding of Proxy Materials” at the end of this proxy statement for more information regarding “householding”.

Is my vote confidential?

We process proxy instructions, ballots and voting tabulations that identify individual shareholders in a manner that protects your voting privacy. We will not disclose your vote either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards. In our discretion, we may forward your comments to our management or the Board.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at our Annual Meeting. The judges of election will tally the final voting results and we will include the final voting results in a Form 8-K, which we file with the Securities and Exchange Commission (“SEC”) by May 25, 2010.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company has retained Regan & Associates, Inc. to assist in obtaining proxies by mail, facsimile or email from registered holders, brokerage firms, bank nominees and other institutions for the Annual Meeting. The estimated cost of such services is $20,000 plus out-of-pocket expenses. Regan & Associates, Inc. may be contacted at (800) 737-3426.

The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares held in “street name” for their reasonable costs associated with:

•	Forwarding the Notice of our Annual Meeting to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without additional compensation, may solicit proxies on our behalf personally or by telephone, facsimile or email.

Proposal 1. Election of Directors

General Information Regarding Director Nominees

Our bylaws provide that our Board shall consist of not fewer than five nor more than 25 persons, the exact number to be determined from time to time by the Board.

Our Board fixed the number of directors as of the Annual Meeting date at 15.

Our bylaws formerly provided for classification of the directors into three classes with the term of office of the directors of each class to expire at the third Annual Meeting of Shareholders after the election of directors of that class. In consideration of contemporary corporate governance practices, the Corporation’s Board unanimously voted to amend and restate the Corporation’s bylaws to declassify our Board on December 17, 2008. Under the amendment, each director in office on December 17, 2008 will continue to serve until the expiration of the term of office to which the director was most recently elected or appointed or the director’s earlier death, resignation, retirement, disqualification or removal. After December 17, 2008, each director who is elected at any meeting of shareholders or appointed to fill a vacancy on our Board shall serve a one-year term and until such director’s successor is elected. Therefore, assuming that each currently serving director serves the remaining full term to which he or she was elected or appointed, our shareholders will vote to elect our entire Board each year commencing with our Annual Meeting of Shareholders to be held in 2011.

Accordingly, the following Class III directors, whose terms expire at our Annual Meeting, have been nominated by our Board for re-election at our Annual Meeting, to continue to serve until our next Annual Meeting of Shareholders in 2011 and the election of their successors: William B. Campbell, Stephen J. Gurgovits, Harry F. Radcliffe, John W. Rose and Stanton R. Sheetz. Also, the following directors whose one-year terms expire at our Annual Meeting (formerly our Class II directors), have been nominated for re-election at our Annual Meeting, to continue to serve until our Annual Meeting of Shareholders in 2011 and the election of their successors: Philip E. Gingerich, Robert B. Goldstein, David J. Malone, Arthur J. Rooney, II and William J. Strimbu (hereinafter the directors nominated for election at our 2010 Annual Meeting may be collectively referred to as the “nominees.”)

Each of the nominees will hold office for a one-year term and until his or her successor is duly elected or appointed or until his or her earlier death, retirement, resignation or removal.

Our bylaws do not permit cumulative voting in the election of directors.

Directors

Relevant biographical information concerning the nominees for election at F.N.B.’s Annual Meeting and other Company directors who will remain in office until the expiration of their terms at our 2011 Annual Meeting of Shareholders is described under “Directors” in this proxy statement.

Listed below are the Company’s ten nominees to serve as directors and the five incumbent directors who will continue in office following our Annual Meeting until our Annual Meeting of Shareholders in 2011 when the three-year terms to which they were originally elected expire.

DIRECTORS

Nominees for Election at Our Annual Meeting

		Age as of
		the Annual	Director
Name	Position with the Company	Meeting	Since

William B. Campbell	Chairman	71	1975
Philip E. Gingerich	Director	72	2008
Robert B. Goldstein	Director	70	2003
Stephen J. Gurgovits	President, CEO and Director	66	1981
David J. Malone	Director	55	2005
Harry F. Radcliffe	Director	59	2002
Arthur J. Rooney, II	Director	57	2006
John W. Rose	Director	61	2003
Stanton R. Sheetz	Director	54	2008
William J. Strimbu	Director	49	1995

OUR BOARD RECOMMENDS A VOTE “FOR” THE TEN NOMINEES IDENTIFIED IN THE ABOVE TABLE AS OUR BOARD OF DIRECTORS’ CANDIDATES FOR ELECTION AS DIRECTORS (PROPOSAL 1 ON THE PROXY CARD).

Each of our director nominees has consented to being named in this proxy statement and to serve if elected. In the event one or more of our director nominees is unable or unwilling to serve as a director for any reason or should any nominee be unavailable for election by reason of death or other unexpected occurrence, we may vote the enclosed proxy, to the extent permitted by applicable law, with discretionary authority in connection with the nomination by our Board of any substitute nominee.

Proxies, unless indicated to the contrary, will be voted “FOR” the election of Messrs. Campbell, Gingerich, Goldstein, Gurgovits, Malone, Radcliffe, Rooney, Rose, Sheetz and Strimbu with terms expiring at our 2011 Annual Meeting of Shareholders and upon election of their respective successors.

Directors Continuing in Office after Our Annual Meeting

		Age as of
		the Annual	Director
Name	Position with the Company	Meeting	Since

Henry M. Ekker	Director	71	1994
Dawne S. Hickton	Director	52	2006
D. Stephen Martz	Director	67	2008
Peter Mortensen	Director	74	1974
Earl K. Wahl, Jr.	Director	69	2002

Biographical Information Concerning Directors and Nominees

William B. Campbell was elected Chairman of our Corporation in 2009 and has been a Director of F.N.B. since the Company commenced operations in 1975. Mr. Campbell also serves on our Executive, Nominating and Corporate Governance (formerly Chaired this Committee) and Succession Committee (formerly Chaired this Committee) and was formerly the Board’s Lead Director. Mr. Campbell has been a Director of FNBPA since 1973 and is Chairman of FNBPA’s Building Committee and serves on FNBPA’s Executive and Loan Committees. Mr. Campbell served on the boards of Southwest Banks, Inc. (bank holding company, Naples, Florida) and its subsidiary, First National Bank of Naples, from 1997 to 2003 and served on that company’s executive committee. Mr. Campbell’s successful professional career included his ownership of Shenango Steel Erectors, Inc., and service as a partner in Campbell-Kirila Realty (developed and leased commercial property). After more than 30 years of developing high level executive experience in the manufacturing, steel, commercial development and construction industries, Mr. Campbell retired in 1992. Mr. Campbell’s expertise, when coupled with FNBPA’s core commercial lending business, makes him a valuable member of our Board. During his career, Mr. Campbell also served in leadership capacities on a number of regional and national trade associations representing the steel, construction and manufacturing industries. Mr. Campbell’s numerous business contacts across various industries offers the Corporation’s affiliates a significant source of business opportunities. Mr. Campbell served 14 years as director of the Shenango Valley Industrial Development Authority in Sharon, Pennsylvania and served on the Board of Trustees of Westminster College located in New Wilmington, Pennsylvania. Mr. Campbell’s background provides him with the decision-making experience, knowledge of best corporate practices and strategies and understanding of Board responsibilities to help him as Chairman to lead the Board as a cohesive and effective team. Mr. Campbell’s work experience in the steel, construction and manufacturing industries as well as his extensive experience in commercial real estate development, and his lengthy experience on the Boards of F.N.B. and its various affiliates, qualify him to serve as a member of our Board and our Executive, Nominating and Corporate Governance, and Succession Committees.

Henry M. Ekker was named Director in 1994 and serves on our Nominating and Corporate Governance Committee. Mr. Ekker has been an FNBPA director since 1994 and is a member of FNBPA’s Community Reinvestment Act Committee. Mr. Ekker is a partner in the law firm of Ekker, Kuster, McConnell and Epstein, LLP, located in Sharon, Pennsylvania. The focus of Mr. Ekker’s legal practice is corporate law, business combinations, estate planning and elder law. Mr. Ekker’s legal background enables him to offer the Board and the Nominating and Corporate Governance Committee an understanding of potential legal and regulatory issues that impact our Corporation. Mr. Ekker’s experience as a lawyer and his grasp of the legal issues underlying corporate governance matters, commercial transactions, mergers and fiduciary issues, coupled with his long-term service on the F.N.B. and affiliate Boards of Directors, qualify him as a member of our Board and our Nominating and Corporate Governance Committee.

Philip E. Gingerich has been on our Board since 2008 and is a member of our Risk Committee. Mr. Gingerich was a director of Omega Financial Corporation, a bank holding company located in State College, Pennsylvania, from 1994 until 2008. Mr. Gingerich, a retired member of the Appraisal Institute, was a real estate appraiser and broker for over 30 years until he retired from his business in 2003, and served as a consultant until 2006. Mr. Gingerich’s clients included financial institutions, the U.S. government, state and local governments and agencies, public utility companies, corporations and private individuals. Mr. Gingerich has an extensive real estate appraisal expertise, including the appraisal of shopping centers, apartments, office, industrial, commercial and medical buildings, motels, restaurants, golf courses, farms, single and multi-family housing, development and recreational land. Mr. Gingerich was recognized as an expert real estate appraiser by the Commonwealth of Pennsylvania’s Bureau of Professional and Occupational Affairs, the Department of Transportation, and federal government. Mr. Gingerich’s substantive real estate appraisal and broker experience provides him a solid foundation from which to advise our Corporation with respect to its core bank lending activities because such critical judgments rely upon the proper valuation of real estate. Mr. Gingerich’s broad and extensive real estate experience (especially in geographic areas where FNBPA’s borrowers are located), his experience as an investor and instructor, and his long tenure as a director in the financial services industry, qualifies him for service as a member of our Board and a member of our Risk Committee.

Robert B. Goldstein joined our Board in 2003, is a member of our Executive and Succession Committees, and is Chairman of our Compensation Committee. Since 2007, Mr. Goldstein has been a principal of CapGen Financial Advisors LLC, (New York, New York), which is a national fund manager that specializes in investing in financial institutions. Mr. Goldstein’s other high-level executive and director experience includes positions at Bay View Capital Corporation (Chairman and former CEO, 2001-present); Great Lakes Bancorp, Buffalo, New York (Director and Chairman of Executive Committee, 2005-2006); Hudson United Bank located in Philadelphia, Pennsylvania (President); Regent Bancshares Corp., located in Philadelphia, Pennsylvania (President and CEO and chairman of the board of its wholly owned subsidiary, Regent National Bank); Seacoast Banking Corporation and Seacoast National Bank located in Stuart, Florida (director of both beginning in 2010); The Bankshares, Inc. and BankFirst Bank located in Winter Park, Florida (director since 2007 and Audit Committee Chair); and Cobalt Holdings, Inc., Denver, Colorado, (director since 2003) (accredited credit rating agency and asset management company), as well as numerous other executive and director positions with financial institutions during his 45 years in the financial services industry. Mr. Goldstein’s extensive experience with financial institutions provides him a valuable perspective regarding oversight of management, interests of shareholders, risk assessment, business judgment and executive compensation and incentive arrangements. In addition, Mr. Goldstein’s knowledgeable experience in helping to turnaround troubled financial institutions and his experience with investors in these situations gives him a solid foundation from which to advise our Company with respect to improving profitability and loan workouts. Mr. Goldstein’s substantial financial, banking, corporate, executive and operational experience, particularly at financial institutions and bank holding companies, in addition to his prior Board experience qualify him to serve on our Board, our Executive and Succession Committees, and as Chair of our Compensation Committee.

Stephen J. Gurgovits has been a Director since 1981, serves on our Succession Committee and is Chairman of our Executive Committee. Mr. Gurgovits is Chairman of the FNBPA Board and has been an FNBPA director since 1981 and is Chairman of FNBPA’s Executive Committee as well as a member of its Building Committee. Mr. Gurgovits has also been employed by the Corporation and its subsidiary, FNBPA, for over 48 years and serves as the Corporation’s and FNBPA’s Chief Executive Officer. During his career with the Corporation and FNBPA, Mr. Gurgovits has served in various retail, commercial banking and executive capacities. Under Mr. Gurgovits’ leadership as Chief Executive Officer, the Corporation has grown from an approximately $4 billion in asset size in 2004 to its current size of almost $9 billion. In addition, Mr. Gurgovits’ leadership responsibilities include oversight of the Corporation’s financial, strategic and business plans and leadership of our acquisition and divestiture strategies. Mr. Gurgovits’ leadership experience includes his service as the Chairman of the Pennsylvania Bankers Association (“PBA”) (2003-2004), a director of the American Bankers Association (“ABA”) (2005-2008) and a member of the American Bankers Council. In leading the PBA and ABA, Mr. Gurgovits gained invaluable experience working with national and state policymakers, legislators and regulators for the purpose of vigorously advocating that the laws, rules and decisions serve the competitive interests of banks and other financial institutions. Mr. Gurgovits’ leadership positions with the ABA and the PBA are indicative of his reputation in the financial institutions industry. This experience, coupled with his Board and executive leadership experience with F.N.B., make him an integral component of our Board. Mr. Gurgovits obtained a post-graduate degree from the University of Wisconsin’s Graduate School of Banking. In addition, Mr. Gurgovits is a recognized leader in regional economic development and currently or previously served on the boards of various educational, developmental and health care organizations, including Penn-Northwest Development and Sharon Regional Health System. Mr. Gurgovits authored a business primer book, “Financing Small Business.” Our Board has determined that Mr. Gurgovits’ lengthy and significant experience with F.N.B. and its affiliates over the past 48 years, including his operational, financial, executive and industry leadership roles, unequivocally qualify him for service as our President, Chief Executive Officer, and as a member of our Board and Succession Committee and as Chair of our Executive Committee.

Dawne S. Hickton has served on our Corporation’s Board since 2006, and is a member of our Compensation, Nominating and Corporate Governance and Executive Committees. Ms. Hickton is the Vice Chairman, President and Chief Executive Officer of RTI International Metals, Inc. based in Pittsburgh, Pennsylvania (“RTI”) (titanium company). Prior to becoming RTI’s President and Chief Executive Officer, Ms. Hickton was that company’s Chief Administrative Officer and her responsibilities included oversight and management of that company’s accounting, treasury, tax, business information systems, personnel and legal functions. Ms. Hickton has played a significant role in RTI’s success in the titanium industry due to her executive leadership skills, and strategic and organization-building skills. Also, prior to her tenure with RTI, Ms. Hickton was employed as an in-house counsel with another public company, USX Corporation (steel company located in Pittsburgh, Pennsylvania). With her broad-based board and executive experience, coupled with her organizational skills, administrative expertise, and legal background, Ms. Hickton is qualified to continue as a member of our Board and our Compensation, Nominating and Corporate Governance and Executive Committees.

David J. Malone has been a Director since 2005 and is a member of our Audit, Succession and Compensation Committees. Mr. Malone is the President and Chief Executive Officer of Gateway Financial Group, Inc. (“Gateway Financial”), a financial services firm located in Pittsburgh, Pennsylvania that specializes in administering and designing insurance portfolios for high net worth persons and businesses. Prior to Mr. Malone’s appointment as

President and Chief Executive Officer of Gateway Financial, he served as that company’s Chief Financial Officer. By reason of Mr. Malone’s executive experience with Gateway Financial, he has accumulated substantial leadership and financial experience. His executive and financial experience has helped him become knowledgeable in analyzing and performing financial strategic planning, which in turn, enhances his value to our Board and our Audit and Compensation Committees. Mr. Malone was a former member of the Northside Deposit Bank board (Pittsburgh, Pennsylvania), and a member of that bank’s audit and executive committees. In addition, during his career, Mr. Malone has been extensively involved in civic and community organizations whose principal mission is to improve business, educational and cultural opportunities in Western Pennsylvania. Mr. Malone’s experience in the financial sector, his prior board experiences along with his demonstrated community involvement qualifies him for our Board and specifically, for our Audit and Compensation Committees.

D. Stephen Martz has been a Director since 2008 and is serving on our Executive and Audit Committees and he is Chairman of our Risk and Succession Committees. Mr. Martz has been a member of FNBPA’s Board since 2008 and is a member of FNBPA’s Loan and Risk Committees. Before his retirement in 2002, Mr. Martz spent more than 45 years in the banking and financial services industry and more significantly, he spent more than 25 years in multiple director and executive roles with banks and financial institutions. Mr. Martz’s high level executive and director experience includes positions at Omega Financial Corporation, a bank holding company in State College, Pennsylvania, (director, President and Chief Operating Officer); Hollidaysburg Trust Company (Chairman, President and Chief Executive Officer); and Penn Central Corporation (bank holding company) (director, President and Chief Executive Officer). Mr. Martz is Chairman of the Board of Nason Hospital (over 400 employees) located in Roaring Spring, Pennsylvania. Mr. Martz has been a member of that hospital’s board for over 31 years. In addition, Mr. Martz serves as a Trustee of Lycoming College in Williamsport, Pennsylvania and for over 25 years has been Chair of that college’s investment and nominating committees. Mr. Martz has been a key participant in the Lycoming College leadership team responsible for the success of the growth of the college’s endowment fund. We believe that Mr. Martz’s executive experience, his long career in the banking industry and his lengthy board service in the health care and educational sectors, has prepared him to advise our Board and our Executive, Audit, Risk and Succession Committees on the broad array of complex financial, operational, risk, regulatory and business challenges F.N.B. and its affiliates face.

Peter Mortensen has been a member of our Board since our formation in 1974 and is a member of our Risk Committee. Mr. Mortensen served as our Chairman from 1988 to 2007. During his 45 years of employment with us, Mr. Mortensen’s executive experience included positions as Chief Executive Officer and President of the Corporation’s principal banking subsidiary, FNBPA (1972-1987); Chairman of the Corporation (1988-2007) and our Executive Committee (1996-2009); and Chairman of FNBPA (1988-2004). Also, Mr. Mortensen served in various leadership positions with state and national trade associations such as a director of the ABA, President of the PBA, member of American Bankers Council and member of the Financial Services Roundtable. In these positions, Mr. Mortensen had significant involvement in a number of important state and federal policy issues which impacted the financial institutions industry. Our Board has determined that Mr. Mortensen’s longstanding relationship with F.N.B. over the past 53 years, including executive, operational and financial roles and his director and Board leadership positions, qualify him to be a member of our Board and Risk Committee.

Harry F. Radcliffe has been a Director since 2002, is a member of our Executive Committee and Chairman of our Audit Committee. Mr. Radcliffe has been an investment manager since 1995 during which time he has counseled and advised corporate and individual clients, helping them analyze financial and economic risks and perform investment and financial strategic planning. From 2000 to 2002 Mr. Radcliffe served on the board of Promistar Financial Corporation, a bank holding company located in Johnstown, Pennsylvania, and was a member of that company’s audit committee. Mr. Radcliffe’s other high-level executive and director experience included serving as a director, President and CEO of First Home Bancorp (1993-1995) and First South Bancorp (1989-1993). Mr. Radcliffe’s executive leadership skills first became evident at 26 years of age when he was appointed President of a savings and loan company in Western Pennsylvania, and in succeeding years when he served as a young executive and director with various financial institutions, including First Fidelity Bank, Essex Savings and Loan Association, Hawthorne Savings Bank and Home Savings Bank. During his tenure at these financial institutions, he was instrumental in assisting each company raise capital in initial public offerings. Mr. Radcliffe qualifies for our Board, its Executive Committee and as Chairman of our Audit Committee based on his extensive executive and board experience, financial and investment expertise, and his thorough understanding of internal controls, accounting principles, business combinations, public offerings and the bank regulatory compliance framework.

Arthur J. Rooney, II was first elected to our Board in 2006 and is a member of our Nominating and Corporate Governance Committee. Mr. Rooney has been co-owner, director since 1989 and President of the Pittsburgh Steelers Sports, Inc. Mr. Rooney has been an attorney for more than 28 years; including his current of counsel position with the Pittsburgh-based law firm of Buchanan Ingersoll & Rooney (“BIR”) and his former position with the law firm of Klett, Rooney, Lieber & Schorling which merged into BIR in 2006. Before becoming President of the Pittsburgh Steelers Sports, Inc., he also served as General Counsel to the organization. During his tenure with the Pittsburgh Steelers Sports, Inc., Mr. Rooney was principally responsible for the design, development and financing plan for the Steelers home stadium, Heinz Field. Further, Mr. Rooney is a member of the Board of NFL Films, the NFL Super Bowl Site Committee and the NFL Management Council. His executive capacity with the Pittsburgh Steelers Sports, Inc., and his involvement in significant NFL matters, coupled with his diverse legal experience, demonstrates Mr. Rooney’s requisite experience to help our Board strategically address complex operational and financial challenges. Mr. Rooney’s director, executive, legal and operational experience qualify him to serve on our Board and on our Nominating and Corporate Governance Committee.

John W. Rose has served on our Board since 2003 and is a member of our Executive, Compensation and Succession Committees and Chairman of our Nominating and Corporate Governance Committee. Mr. Rose is a principal of CapGen Financial Advisors LLC, located in New York, New York, a national fund manager specializing in bank, thrift and finance company turnaround investments. Mr. Rose is also the President of McAllen Capital Partners, located in Hermitage, Pennsylvania, a financial advisory firm that invests in banks, thrifts and financial companies. In connection with Mr. Rose’s activities as a fund manager and financial advisor, Mr. Rose has assumed an oversight role on the boards of the following financial institutions: First Chicago Bancorp; Jacksonville Bancorp; PacWest Bancorp, Los Angeles, California, and White River Capital Corp., San Diego, California. Over his 36-year career, Mr. Rose has been involved in banking in various capacities including, most significantly, as a director, executive, consultant and investor. Most importantly, from the Board’s perspective, Mr. Rose has served on the boards of over 25 separate banks or bank holding companies. Our Board believes that Mr. Rose’s background provides him with a unique understanding of industry best practices and strategies and enables him to capably inform our Board in connection with its general corporate decision-making, fulfillment of its fiduciary obligations and assessment of business opportunities and risks. The diversity of Mr. Rose’s experience on financial institution boards provides him extensive experience working with directors and overseeing management, which we believe benefit F.N.B., its shareholders and our Board. Further, our Board believes that Mr. Rose’s diverse and extensive experience with various financial institutions across the country provides him a broader perspective and thereby enables him to identify and assist us with emerging industry trends and risks. Another benefit of having Mr. Rose on our Board is that in view of the Corporation’s history and strategy of growth through acquisitions, his experience and knowledge as an investor is a valuable asset to the Corporation when it considers acquisition opportunities. We believe Mr. Rose’s extensive experience with financial institutions qualifies him to serve on our Board and our Executive, Compensation and Succession Committees, and as Chairman of our Nominating and Corporate Governance Committee.

Stanton R. Sheetz joined our Board in 2008 and serves on our Risk Committee. From 1994 to 2008, Mr. Sheetz was a director of Omega Financial Corporation (bank holding company located in State College, Pennsylvania). Mr. Sheetz is co-owner and Chief Executive Officer of Sheetz, Inc., which owns and operates a chain of almost 400 convenience stores and employs approximately 12,000 employees in the Mid-Atlantic states (over a six-state area). Sheetz, Inc. is listed in the top 100 Forbes list of privately held companies in America. As Chief Executive Officer of that company, Mr. Sheetz is responsible for product management and development, retail and commercial sales and services, vendor relationships, pricing, operational support and service enhancement. We believe that Mr. Sheetz’s broad executive, financial and retail experience, including analyzing risk and performing financial and business strategic planning make him an important member of our Board and Risk Committee. During his career as an executive in the convenience store industry, Mr. Sheetz has held senior positions which have entailed important decision-making skills with respect to supply, corporate development, logistics and marketing. In addition, Mr. Sheetz’s substantive experience overseeing multiple retail stores under the same brand is particularly relevant to our business model, organizational structure and corporate branding strategy, whereby we operate various branches and offices in multiple locations. Prior to his appointment as Chief Executive Officer of Sheetz, Inc., Mr. Sheetz served in various executive and finance capacities with that company. Mr. Sheetz also has an MBA degree from Pace University in New York City. Based on Mr. Sheetz’s executive experience and prior board experience and his leadership of a complex retail company which operates in various states, he is well-qualified to serve on our Board and our Risk Committee.

William J. Strimbu has been a member of our Board since 1995 and he serves on our Audit and Risk Committees. Mr. Strimbu has also been an FNBPA director since 1995 and is Chairman of FNBPA’s Loan Committee and a member of FNBPA’s Executive Committee. Mr. Strimbu is President of Nick Strimbu, Inc., which is a trucking company with common carrier authority. Mr. Strimbu’s responsibilities with Nick Strimbu, Inc., include strategic, financial and business planning and negotiations with customers, vendors and the Teamsters Union. He manages and responds to a myriad of financial and operational challenges faced by a company in a highly competitive and rapidly changing industry. He also manages a real estate holding company and serves on the executive team of an economic development company. Mr. Strimbu has been a member of the board of directors of a regional community foundation since 1994, and has assisted the organization’s management with growing the endowment, as well as financial oversight of approximately 370 individual funds. He has been a director since 1997 of Sharon Regional Health System, a regional health care facility that employs over 1,700 professionals. Mr. Strimbu serves on Sharon Regional Health System’s executive, compensation, finance and pension, and audit committees and is that company’s assistant treasurer. He is also involved in numerous charitable organizations as well as various regional and national trade groups in the trucking industry. Mr. Strimbu’s executive and leadership experience in transportation, health care and philanthropic entities provides him a valuable perspective from which to contribute to our Board, as it oversees the Corporation’s activities in the highly regulated and competitive financial services industry. We believe that Mr. Strimbu’s executive, operational, economic development, philanthropic and financial experience qualifies him to serve as a member of our Board and our Audit and Risk Committees.

Earl K. Wahl, Jr. has been a member of our Board since 2002 and is a member of our Nominating and Corporate Governance and Succession Committees. In 2009, Mr. Wahl divested his interest in J.E.D. Corporation, an environmental consulting firm that he had owned and operated since 1989. Over the past 35 years, Mr. Wahl has served in an executive capacity and owned and operated various businesses involving mining, drilling, industrial contracting, restaurant, municipal water and environmental services. Mr. Wahl has served for over 25 years on the boards of various financial institutions. Mr. Wahl’s experience with a wide range of diverse businesses, including financial institutions, gives him relevant skills in working with our Board and overseeing our Corporation’s management. Mr. Wahl’s experience as an owner and operator of various companies enables him to provide our Board and management with an appropriate perspective on environmental issues, risk management, shareholder value and customer relationships. Mr. Wahl’s executive experience with and ownership and operation of various businesses qualifies him to serve on our Board and on our Nominating and Corporate Governance and Succession Committees.

SECURITY OWNERSHIP OF DIRECTORS
AND EXECUTIVE OFFICERS

The following table sets forth certain information as of the March 10, 2010 record date with respect to beneficial ownership of our common stock by (i) each Director and Nominee; (ii) each Named Executive Officer listed in the table entitled “2009 Summary Compensation Table” under the section entitled “Executive Compensation and Other Proxy Disclosure” of this proxy statement; and (iii) all Directors and Executive Officers as a group. As of the Record Date, we had 114,308,928 shares of common stock issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

	Shares
	Beneficially		Percentage
Name of Beneficial Owner	Owned		Owned

William B. Campbell	79,023	(2)	*
Henry M. Ekker	38,935		*
Philip E. Gingerich	145,707	(1),(3)	*
Robert B. Goldstein	118,000		*
Stephen J. Gurgovits#	398,771	(1),(4)	*
Dawne S. Hickton	14,548		*
David J. Malone	41,901	(5)	*
D. Stephen Martz	116,011	(6)	*
Peter Mortensen	7,800		*
Harry F. Radcliffe	156,695	(1),(7)	*
Arthur J. Rooney, II	16,896		*
John W. Rose	112,486	(8)	*
Stanton R. Sheetz	133,574	(1),(9)	*
William J. Strimbu	64,468	(1)	*
Earl K. Wahl, Jr.	41,732		*
Vincent J. Delie, Jr.#	46,663		*
Brian F. Lilly#	92,373		*
Vincent J. Calabrese#	29,674		*
Gary L. Guerrieri#	72,678	(1),(10)	*
Louise C. Lowrey#	48,532	(1),(11)	*
All executive officers and directors as a group (24 persons)	1,720,572		1.5

#	Denotes a person who served as an executive officer of the Corporation during 2009.

*	Unless otherwise indicated, represents less than 1% of all issued and outstanding common stock.

(1)	Includes the following shares that the director or officer has the right to acquire within 60 days upon exercise of the vested stock options: Mr. Gingerich, 6,066 shares; Mr. Gurgovits, 106,646 shares; Mr. Radcliffe, 2,937 shares; Mr. Sheetz, 6,066 shares; Mr. Strimbu, 2,138 shares; Mr. Guerrieri, 20,536 shares; and Ms. Lowrey, 4,580 shares.

(2)	Includes 2,072 shares owned by Mr. Campbell’s wife.

(3)	Includes 67,682 shares owned by Mr. Gingerich’s wife.

(4)	Includes 444 shares owned by Mr. Gurgovits’ wife and 9,506 shares owned by Mr. Gurgovits’ wife as a participant in her personal profit-sharing account.

(5)	Includes 2,700 shares owned by Mr. Malone’s children.

(6)	Includes 8,378 shares held in an IRA for Mr. Martz and 887 shares held in an ESOP for Mr. Martz.

(7)	Includes 5,976 shares owned by Mr. Radcliffe’s wife.

(8)	Includes 510 shares owned by Mr. Rose’s wife.

(9)	Includes 1,011 shares held in a retirement plan for Mr. Sheetz.

(10)	Includes 482 shares held in a custodial account for Mr. Guerrieri’s daughter.

(11)	Includes 1,259 shares owned by the estate of Ms. Lowrey’s husband.

EXECUTIVE OFFICERS

The table below lists the names of each Executive Officer in the Summary Compensation Table, except for the information pertaining to Stephen J. Gurgovits whose information is in the Director’s table of this proxy statement, together with his position with the Company and age.

		Age as of the
Name	Position with Company	Annual Meeting

Vincent J. Delie, Jr.	Executive Vice President and Chief Revenue Officer	45
Brian F. Lilly	Executive Vice President and Chief Operating Officer	52
Vincent J. Calabrese	Chief Financial Officer	47
Gary L. Guerrieri	Executive Vice President FNBPA	50
Louise C. Lowrey	Executive Vice President FNBPA	57

Vincent J. Delie, Jr., who became Executive Vice President and Chief Revenue Officer in 2009, joined the Company in 2005. Mr. Delie has been President of FNBPA since 2009. From 2008 to 2009 Mr. Delie was Senior Executive Vice President of FNBPA and President of the Banking Group and was Regional President and Chief Executive Officer of the FNBPA Pittsburgh Market Area from 2005 to 2008. Prior to joining the Company, Mr. Delie was Executive Vice President of Corporate Banking for National City Bank from December 2003 through September 2005.

Brian F. Lilly, who is Executive Vice President and became Chief Operating Officer in 2009, joined the Company in 2003. Prior to becoming Chief Operating Officer, Mr. Lilly was the Chief Financial Officer of the Company from 2003 until 2009.

Vincent J. Calabrese, who became Chief Financial Officer in 2009, joined the Company in 2007. Prior to becoming Chief Financial Officer of the Company in 2009, Mr. Calabrese was the Corporate Controller from 2007 to 2009. Prior to joining the Company, Mr. Calabrese was Senior Vice President, Controller and Chief Accounting Officer of Peoples Bank, Connecticut from 2003 to 2007. During his tenure at People’s Bank Mr. Calabrese’s principal responsibilities at that bank included financial planning and reporting, accounting policies, general accounting operations and investor relations.

Gary L. Guerrieri, who is an Executive Vice President and Chief Credit Officer of FNBPA. Mr. Guerrieri joined FNBPA in 2002. As FNBPA’s Chief Credit Officer (since 2005), Mr. Guerrieri has oversight of credit administration and policy as it relates to FNBPA’s loan portfolio and special assets area.

Louise C. Lowrey, who is an Executive Vice President of FNBPA. Ms. Lowrey joined FNBPA in 1977. Ms. Lowrey serves as our Technology Center Manager. Ms. Lowrey has been Executive Vice President of FNBPA since 2005 in that role and has served in various leadership capacities overseeing our Company’s technology and operational areas.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure and Role in Risk Management

The Board oversees the Company’s Chief Executive Officer (the “CEO”) and other senior management in the competent and ethical operation of the Company on a day-to-day basis and assures that our officers are serving the long-term interests of the shareholders. We expect each director to take a proactive and focused approach to his or her position, and to set standards to ensure that the Company is committed to business success through the maintenance of high standards of responsibility and ethics. Our Corporate Governance Guidelines outline the key practices and procedures that our Board follows. Our Corporate Governance Guidelines are available on our website at www.fnbcorporation.com under the tab, “Corporate Structure,” and then clicking on the heading, “Corporate Governance.”

Our Board met 14 times in 2009. All directors, except for Mr. Rooney and Mr. Sheetz, attended at least 75% of the aggregate number of meetings of the Board and the respective committees on which such director served. We expect the members of our Board to attend our Annual Meeting as a matter of policy.

Board Committees

Our Board has a standing Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee (the “Nominating Committee”), Risk and Investor Relations Committee (“Risk Committee”) and Succession Committee. The Board has determined that the Chairs of each Committee and all committee members are independent under the applicable NYSE and SEC rules. We name the members and chairs of our Board committees in the table below.

Nominating and
				Corporate	Risk and
	Executive	Audit	Compensation	Governance	Investor	Succession
Director	Committee	Committee	Committee	Committee	Relations	Committee

William B. Campbell	X			X		X
Henry M. Ekker				X
Philip E. Gingerich					X
Robert B. Goldstein	X		Chair			X
Stephen J. Gurgovits	Chair					X
Dawne S. Hickton	X		X	X
David J. Malone		X	X			X
D. Stephen Martz	X	X			Chair	Chair
Peter Mortensen					X
Harry F. Radcliffe	X	Chair
Arthur J. Rooney, II				X
John W. Rose	X		X	Chair		X
Stanton R. Sheetz					X
William J. Strimbu		X			X
Earl K. Wahl, Jr.				X		X

The Executive Committee assists the Board on significant issues and matters and authorizes certain actions as may require the attention of our Board or exercise of our Board powers, consistent with Florida law and our bylaws, in the intervals between regular meetings of our Board. The Executive Committee met 13 times in 2009.

The Audit Committee is responsible primarily for selecting and overseeing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and system of internal controls and reviewing significant financial transactions and compliance matters. The Audit Committee met 13 times during 2009. The Board has determined that each member of the Audit Committee, Messrs. Malone, Martz, Radcliffe and Strimbu, qualifies as being “financially literate” and as an “audit committee financial expert” as defined by the SEC. Each Audit Committee member also meets the additional criteria for independence of audit committee members set forth under the SEC rules and applicable federal bank regulatory requirements. We refer you to the “Report of Audit Committee” in this proxy statement.

The Compensation Committee (also referred to as the “Committee” in the “Executive Compensation and Other Proxy Disclosure” discussion of this proxy statement) is responsible primarily for reviewing the compensation arrangements for the Company’s executive officers, including the CEO, administering the Company’s equity compensation plans and reviewing the compensation of the Board. For a description of the Compensation Committee’s processes and procedures, including the roles of the Company’s executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, we refer you to “Executive Compensation and Other Proxy Disclosure” elsewhere in this proxy statement.

The Nominating Committee assists in the development of standards concerning the qualifications of the Board members and composition of the Company’s and its affiliates’ boards, recommends director candidates to stand for election to the Company’s Board and director appointments to the boards of the Company’s affiliates and advisory boards, and seeks to promote the best interests of the Company and its shareholders through implementation of prudent and sound corporate governance principles and practices. We refer you to “Corporate Governance” elsewhere in this proxy statement. The Nominating Committee met nine times in 2009.

The Risk Committee’s principal responsibilities are to assist the Board in reviewing and overseeing information regarding the Company’s management of its enterprise-wide risk program, including establishing acceptable risk tolerance levels for the Company and reporting this information to the Board. In addition, the Risk Committee assists the Board in maintaining the integrity and credibility of the Company’s investor relations practices and developing meaningful strategies to generate awareness of F.N.B. in the capital markets and among certain key audiences such as institutional and individual investors, the media and the business community. The Risk Committee met six times in 2009.

The Succession Committee plans for the succession to the position of the Company’s CEO in the event of an anticipated or unanticipated vacancy. The Succession Committee met six times in 2009.

The Audit Committee, Compensation Committee and the Nominating Committee responsibilities are described more fully in, and these Committees operate under, written charters adopted by the Board. You may review these charters on our website at www.fnbcorporation.com under the tab “Corporate Structure” and then clicking on the heading, “Corporate Governance.”

Code of Ethics

The Company has a Code of Ethics that applies to all of the Company’s Directors and employees, including its principal executive officer, principal financial officer and principal accounting officer, and the Board. You may view a copy of our Code of Ethics on our website at www.fnbcorporation.com under the tab “Corporate Structure,” by clicking on “Corporate Governance.” The Company will disclose any changes in or waivers from its Code of Ethics by posting such information on its website or by filing a Form 8-K.

Risk Management

As a financial institution, the Board recognizes that the Corporation takes on a certain amount of risk in every business decision, transaction and activity. The Corporation’s Board and management have identified five major categories of risk: credit risk, market risk, liquidity risk, operational risk and compliance risk. In its oversight role of the Corporation’s risk management, the Board is mindful that risk management is not about eliminating risk, but rather is about identifying and accepting risks and then effectively managing them so as to optimize total shareholder value.

The Corporation supports its risk management process is supported through a governance structure involving its Board and senior management. The Board’s Risk Committee helps insure that business decisions within the organization are executed within the Corporation’s desired risk profile. The Risk Committee has the following critical responsibilities: (i) the facilitation and identification, assessment and monitoring of enterprise-wide risk across the Corporation and its subsidiaries and affiliates; (ii) development of support and oversight to the Corporation’s businesses; and (iii) identification and implementation of risk management best practices.

In addition, the Corporation’s principal subsidiary, FNBPA, has a Risk Management Committee comprised of senior management. The purpose of this committee is to provide day-to-day oversight to specific areas of risk with respect to the level of risk and risk management structure. The Risk Management Committee reports on a regular basis to the Corporation’s Risk Committee regarding the enterprise risk profile of the Corporation and other relevant risk management issues. Further, the Corporation’s audit function performs an independent assessment of the Company’s internal control environment and plays an integral role in testing the operation of internal control systems and reporting findings to management and the Corporation’s Audit Committee. Both the Corporation’s Risk Committee and Audit Committee regularly report risk-related matters to the Corporation’s Board. In addition, both the Corporation’s Risk Committee and FNBPA’s Risk Management Committee regularly assess the Corporation’s enterprise-wide risk profile and provide guidance on actions needed to address key and emerging risk issues.

The Board believes that the Company’s enterprise-wide risk management process is effective since it includes the following material components: (i) enables the Board to assess the quality of the information it receives; (ii) enables the Board to understand the businesses of F.N.B., its affiliates and its subsidiaries and the risks that they face; (iii) enables the Board to oversee and assess how senior management evaluates risk; and (iv) enables the Board to assess appropriately the quality of the Company’s enterprise-wide risk management process.

Corporate Governance

We have developed and operate under corporate governance principles and practices which are designed to maximize long-term shareholder return, align the interests of our Board and management with those of our shareholders and promote the highest ethical conduct among our directors, management and employees.

Highlights of portions of our Corporate Governance Guidelines, as well as some of our corporate governance policies, practices, procedures and related matters are as follows:

•	All of our directors are independent under the definition of “independence” established by our Corporate Governance Guidelines and the criteria of the NYSE, with the exception of F.N.B. President and CEO, Mr. Gurgovits.

•	Shareholders may communicate directly with our Board or any Board Committee or any individual director.

•	Our Audit, Nominating and Compensation Committees are composed entirely of independent directors.

•	Each of our Audit, Compensation and Nominating Committees has a written charter that it reviews and reassesses annually.

•	Audit Committee members cannot serve on more than two other public company audit committees without the approval of our Board.

•	Our internal auditor, who oversees our internal audition function, reports directly to our Audit Committee.

•	Our Compensation Committee retains an independent compensation consultant to provide the Committee with advice and guidance on our executive compensation program.

•	We conduct an annual self-evaluation process of our Board, our Audit, Nominating and Compensation Committees and our directors.

•	Our Nominating Committee will consider director candidates recommended by shareholders. For details regarding our policy with regard to the consideration of director candidates recommended by our shareholders we refer to “Shareholder Proposals” elsewhere in this proxy statement and our Corporate Governance Guidelines.

•	We expect each of our directors to participate in director education programs at least once every three years.

•	Shareholder voting is confidential.

•	Our Board recognizes the importance of independent leadership on the Board, as evidenced by the election of an independent Board Chairman.

•	Our Corporate Governance Guidelines expressly state that we shall consider diversity, among other important factors, in connection with Board composition determinations.

We encourage you to visit the “Corporate Structure” page of our corporate website at www.fnbcorporation.com for additional information about our Board, its committees, our Corporate Governance Guidelines, our Code of Ethics, our Code of Conduct and our Audit, Nominating and Compensation Committee Charters. We also include additional information on these topics in other sections of this proxy statement.

Director Independence

Background.  As a company that has securities listed on the NYSE, a majority of members of our Board must be independent. Under the NYSE’s corporate governance rules, no director qualifies as independent unless our Board affirmatively determines that the director has no “material relationship” with F.N.B. The fact that a director or member of a director’s immediate family may have a material relationship with F.N.B directly or as a partner, owner, shareholder, or officer of an organization that has a relationship with F.N.B. will not necessarily preclude such director from being nominated for election to our Board.

The New York Stock Exchange’s bright-line independence tests.  The NYSE established director independence requirements in order to increase the quality of Board oversight at listed companies and to lessen the possibility that damaging conflicts of interests will influence Board decisions. The NYSE bright-line independence tests each describe a specific set of circumstances that would cause a director not to be independent from our management. The NYSE’s corporate governance rules do not define every relationship that will be considered material for purposes of determining a director’s independence from our management.

F.N.B. categorical standards of director independence.  In addition to the NYSE bright-line independence standards, F.N.B. has adopted categorical independence standards. The categorical independence standards define certain ordinary course of business transactions and other relationships that F.N.B.’s Board has concluded cause a director not to be considered independent. A summary of F.N.B.’s categorical standards follows:

•	Significant financial relationship whereby the service or product provider has made payments to, or received payments from us, or our affiliates, in an amount that, in any of the last five fiscal years does not exceed the greater of $1,000,000 or 2% of such provider’s consolidated gross revenue;

•	Business or financial transactions with an affiliate of F.N.B. provided such transaction is entered into in the ordinary course of business and on terms substantially similar to those prevailing at the time for comparable transactions for non-affiliated persons of F.N.B. or its affiliates and such transaction conforms with applicable federal regulatory standards, and termination of the business or financial relationship in the ordinary course of business would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of F.N.B. or its affiliate customer;

•	A director or immediate family member is associated as a partner or associate of, or of counsel to, a law firm that provides services to F.N.B. or its affiliates and the payments relating to such services do not exceed 2% or $1,000,000 whichever is greater, of the law firm’s revenues in each of the past five years;

•	Banking and financial transactions involving directors, their immediate family members or affiliated entities are done in the ordinary course of business and comply with applicable federal bank regulatory standards unless such transaction is a loan that is disclosed in the most recent federal bank examination as non-accrual, past due, restructured or having significant potential problems; and

•	Participation by directors, the director’s immediate family member or affiliated entity in financing transactions sponsored by F.N.B. Capital which are made in the ordinary course of business and are made on substantially the same terms as those made available to F.N.B. Capital will not be deemed material for director independence determination purposes unless the director or immediate family member is an officer, director or owner of 10% or more of the business enterprise or the entity to which F.N.B. Capital is furnishing any such financing or equity capital.

Also, our Corporate Governance Guidelines require that our Board “broadly consider all relevant facts and circumstances” especially in situations not covered by the NYSE bright-line independence standards or our categorical independence standards.

As required by the NYSE’s corporate governance rules, we would disclose in this proxy statement any director relationships with us that would not be consistent with either the NYSE bright-line independence standards or our categorical independence standards.

Director Independence Determinations

On February 17, 2010, our Board, with the assistance of the Nominating Committee, conducted an evaluation of director independence, based on the director independence standards set forth in the Company’s Corporate Governance Guidelines, the NYSE rules and applicable SEC rules and regulations. In connection with this review, our Board evaluated banking, commercial, business, investment, legal, charitable, consulting, familial or other relationships with each director, that director’s immediate family member and their related business interests and us and our affiliates, including those relationships described under the caption “Related Persons Transactions,” in this proxy statement.

As a result of this evaluation, our Board affirmatively determined that each of Messrs. Campbell, Ekker, Gingerich, Goldstein, Martz, Malone, Mortensen, Radcliffe, Rooney, Rose, Sheetz, Strimbu and Wahl and Ms. Hickton is an independent director under our director independence standards, the NYSE independence standards and the applicable SEC rules and regulations. To our knowledge, the aggregate grants, donations and contributions made by us or our affiliates to any non-profit organization for which one of our directors served as an officer or director did not exceed the greater of one million dollars or 2% of such organization’s consolidated gross revenues in 2009.

Our Board affirmatively determined that Mr. Gurgovits is not independent under the NYSE corporate governance rules and F.N.B.’s categorical director independence standards because he is the principal executive officer of the Company.

None of our Audit Committee members serve on more than two other public company audit committees.

Family Relationships

There are no family relationships among the executive officers and directors of the Company.

Executive Sessions of our Board

Our policy is that our Board holds at least one executive session per year attended exclusively by outside independent members of the Board and who are not a member of our executive management. Our independent Chairman presides at each executive session meeting. Our independent Board members conducted one executive session in 2009, which was attended exclusively by independent and non-management directors.

COMMUNICATIONS WITH OUR BOARD

Shareholders or other interested parties may send communications to our Board, independent Directors as a group, Board Chairman, Committee Chairmen, and/or any individual director by addressing such communications to the Board, c/o Corporate Secretary, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148. The Corporate Secretary, or his designee, will promptly forward all such communications submitted and addressed in this manner to the members of our Board or any designated individual director or directors, as the case may be. Our Corporate Secretary will forward all shareholder communications with the Board or individual directors without prior screening by the Corporate Secretary or any other employee.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our executive officers and directors, as well as persons who own 10% or more of our common stock, to file reports of their ownership of our securities, as well as statements of changes in such ownership, with the SEC. To our knowledge, based solely on a review of copies of the reports filed on behalf of our directors and executive officers and written representations received from our executive officers and directors (we do not have any shareholders who own 10% or more of our common stock), no other reports were required, and based on our review of the statements of ownership changes filed by our executive officers and directors with the SEC during 2009, we believe all Section 16(a) filing requirements were timely met.

Security Ownership of Certain Beneficial Owners

We are not aware of any shareholder who was the beneficial owner of more than 5% of our outstanding common stock as of December 31, 2009, except for the entity identified in the table below:

Percent of
	Amount and Nature	Outstanding Common
	of Beneficial	Stock Beneficially
Name and Address	Ownership(1)	Owned(3)

BlackRock, Inc.	7,978,598 (2)	7.00%
40 East 52nd Street New York, NY 10022

(1)	Under the regulations of the SEC, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

(2)	According to Schedule 13G filed under the Exchange Act on January 20, 2010, BlackRock, Inc. has sole voting and disposition power of 7,978,598 shares.

(3)	Based on 114,111,695 shares of Corporation common stock outstanding as of December 31, 2009.

RELATED PERSON TRANSACTIONS

We have adopted a written policy formalizing the manner in which we review a proposed transaction involving our Company and any of our directors, any director nominees, any executive officers, any 5% or greater shareholder or any immediate family member of the foregoing (“related persons”) because of the potential of a conflict of interest. A copy of this “Policy with Respect to Related Person Transactions” is posted on our website at www.fnbcorporation.com under the tab “Corporate Structure,” by clicking on “Corporate Governance.” Under our policy, all proposed related person transactions involving amounts in excess of $120,000 must receive the prior approval of the Nominating Committee of our Board before we can take part in the transaction and if such transaction continues for more than one year the Nominating Committee and Board must annually approve the transaction.

In 2009, some of our directors and executive officers and their associates were customers of, and had transactions with, one or more of the Company’s subsidiaries in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons. We expect similar transactions to take place in the future. In 2009, each of the Company directors and Named Executive Officers (“NEOs”) had loans or loan commitments with our subsidiary bank, FNBPA, which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with us, and these loans did not involve more than the normal risk of collectability nor did they present other unfavorable features. We determined that these loans and loan commitments were performing in accordance with their contractual terms. In addition, our wealth management affiliate, FNTC, acts as fiduciary under various employee benefit plans of and acts as investment manager to certain customers whose officers and/or directors may also be directors of our Company. We entered into these fiduciary arrangements in the ordinary course on terms substantially similar to those entered into with customers who do not have any affiliation with us.

Mr. Rooney is co-owner of, and executive with Pittsburgh Steelers Sports, Inc., which is a related interest of PSSI Stadium Corp., to whom FNBPA paid approximately $135,000 in 2009 in connection with a Heinz Field Suite Licensing Agreement pursuant to which FNBPA entertains clients at sporting and entertainment events. Also, in 2009, F.N.B. affiliates paid approximately $100,000 to Sheetz, Inc. in connection with fuel for fleet, courier and business related travel. Mr. Sheetz is co-owner and CEO of Sheetz, Inc. FNBPA leases the premises for a branch facility from an immediate family member of Mr. Sheetz and paid approximately $114,000 in 2009 in connection with this lease. We effected the transactions with Mr. Rooney’s and Mr. Sheetz’s related interests in the ordinary course of business on substantially the same terms as those prevailing for comparable transactions with unaffiliated persons.

There are no family relationships as defined in the SEC and the NYSE rules between any of our executive officers or directors and any other executive officer or director. However, Director Rose’s step-son is an employee of FNBPA and receives compensation in accordance with FNBPA’s policies and practices. Mr. Rose’s step-son was paid less than $120,000 in total compensation in 2009 and participated in our compensation and incentive plans or arrangements on the same basis as other similarly situated employees and received referral fees and relocation expenses in accordance with our standard policies.

Stephen J. Gurgovits, Jr., President of our subsidiary, F.N.B. Capital, is the son of Stephen J. Gurgovits, Sr., our President and CEO. In 2009, Mr. Gurgovits, Jr. received a base salary of $156,896; cash bonus of $21,875; and perquisites of $4,779. Mr. Gurgovits, Jr.’s compensation is paid in accordance with applicable policies and practices of the Company and commensurate with peers possessing similar executive responsibilities.

Lastly, Sandra Gurgovits, who is the wife of F.N.B. President and CEO, is a licensed realtor with Northwood Realty Services which is not affiliated with our Company. From time to time, employees of the Company or its affiliates who are provided relocation allowances under the Company’s relocation policy in connection with their move to or from our headquarters may engage Ms. Gurgovits. As compensation for her services as a real estate agent, Ms. Gurgovits receives commission payments for these services in the ordinary course of business in accordance with Northwood Realty Services’ standard commission schedules.

EXECUTIVE COMPENSATION AND
OTHER PROXY DISCLOSURE

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee (“Committee”) during 2009 were Mr. Goldstein as Chairman, Messrs. Malone, Rooney and Rose and Ms. Hickton. Mr. Rooney resigned from the Committee in January, 2010. None of the foregoing members have ever been employed by the Company or FNBPA other than Mr. Rose. No such member had, during our last fiscal year, any relationship with us requiring disclosure under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K. Each Committee member has been determined to be independent under the NYSE Rules, and are non-employees under the meaning of Rule 16b-3 under the Exchange Act; however, since Mr. Rose is not an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (“Code”) he does not vote on compensation related matters. Our Board has delegated to the Committee the responsibility of setting the compensation of our directors, CEO, Chief Financial Officer (“CFO”) and certain officers. The Committee met twelve times in 2009. A copy of the Compensation Committee charter is posted at our website www.fnbcorporation.com under the tab, “Corporate Structure,” and then clicking on the heading “Corporate Governance”.

Authority and Responsibilities

The Committee administers our executive compensation programs, including the oversight of executive compensation policies and decisions, administration of the annual cash incentive award plan applicable to executive officers and our equity incentive plan. The Committee administers and interprets our qualified and non-qualified benefit plans, establishes guidelines, approves participants in the non-qualified plans, approves grants and awards, and exercises other power and authority required and permitted under the plans and its charter. The Committee also reviews and approves executive officer, including CEO, compensation, including, as applicable, salary, short-term incentive and long-term incentive compensation levels, perquisites and equity compensation. The Committee Charter reflects its responsibilities. The Committee reviews its Charter annually and recommends any proposed changes to the Board.

Delegation

From time to time, the Committee may delegate authority to fulfill various functions of administering the Company’s plans to our employees. Currently, it delegates administration of our qualified plans to the Pension Committee, a committee of our senior officers that have the appropriate expertise, experience and background in handling defined benefit and defined contribution plans.

Consultants

The Committee engaged Mercer (US) Inc. (“Mercer”) to assist it in evaluating our compensation practices and to provide advice and ongoing recommendations regarding CEO, NEOs and director compensation that are consistent with our business goals and pay philosophy. Mercer provides market information and analysis as background to decisions regarding total compensation, including base salary and short and long-term incentives, for the CEO, NEOs and other senior officers and directors. Mercer is not affiliated with F.N.B. nor did it or its affiliates, provide any other services or perform other work for the Company in 2009.

Mercer reports directly to the Chairman of the Committee. In performance of its duties, Mercer interacted with our CEO, Chief Operating Officer, CFO, Director of Human Resources, Corporate Counsel and other employees. In addition, Mercer communicated with, took direction from, and regularly interacted with the Chairman of the Committee and other members of the Committee in addition to attending Committee meetings on an as needed basis.

Compensation Discussion and Analysis

This section discusses the material factors involved in our decisions regarding the compensation of the NEOs (as defined in the discussion under the caption, “2009 Summary Compensation Table,” of this proxy statement) during 2009. The specific amounts paid or payable to the NEOs are included in the tables and narrative under the title, “2009 Summary Compensation Table,” of this proxy statement. The following discussion cross-references the specific tabular and narrative disclosures where appropriate.

Objectives

We seek to link the interest of shareholders and management in creating long-term shareholder value through our compensation program. We believe we will accomplish this objective and attract and retain highly motivated and talented employees by linking compensation to individual performance, and short and long-term performance. We believe our compensation program must consider the knowledge and expertise of our executives and competitive pressures in the industry and designed it to result in increased compensation when performance is above targeted or benchmarked standards and decreased total compensation when performance is below targeted or benchmarked standards. However, we do not anticipate our compensation program will reward unnecessary risk taking.

Elements of Compensation

Overview

We have divided executive compensation into five broad categories: (i) base salary, (ii) short-term annual incentive compensation, (iii) long-term incentive compensation, (iv) retirement and post-employment benefits and (v) other benefits and perquisites. We use incentive programs to reward our NEOs (and other senior officers) for individual and Company performance. Overall, the awards under the plans are designed to vary with position and level of responsibility reflecting the principle that the total compensation opportunity should increase with position and responsibility while, at the same time, putting a greater percentage of each NEO’s compensation “at risk” based on Company and individual performance.

Benchmarks

We desire our compensation programs to be competitive in the marketplace. Thus, for purposes of 2009 compensation, we compared ourself against commercial banks with assets in the $4 billion to $16 billion range located in the Mid-Atlantic and Midwest Region (“Peer Group”)† that includes the following financial institutions:

1st Source Corp.	Fulton Financial Corp.	Signature Bank
Amcore Financial Inc.	Irwin Financial Corp.	Susquehanna Bancshares Inc.
Capitol Bancorp Ltd.	MB Financial Inc.	TCF Financial Corp.
Citizens Republic Bancorp	National Penn Bancshares Inc.	UMB Financial Corp.
Community Bank System Inc.	NBT Bancorp Inc.	United Bankshares Inc.
First Busey Corp.	Old National Bancorp	Valley National Bancorp
First Commonwealth Financial Corp.	Park National Corp.	Wesbanco Inc.
First Midwest Bancorp Inc.	Privatebancorp Inc.	Wilmington Trust Corp.
Firstmerit Corp.	Provident Bankshares Corp.	Wintrust Financial Corp.

For purposes of comparing base salary, annual incentives, and long-term compensation, the Committee conducts a review of its benchmarks throughout the year, with assistance from Mercer, using a variety of methods such as direct analysis of proxy statements of companies in the Peer Group, as well as a review of compilation of survey data of companies of a similar size published by several independent consulting firms and customized compensation surveys performed by independent consulting firms. At the time of setting base salary and making short and long term compensation awards, there were the 27 organizations noted above in the Peer Group. We believe the group is diverse and provides the necessary depth to be meaningful in setting salary and incentive goals. Overall, the Committee’s intention is to have base compensation be in the fiftieth percentile (50%) of compensation paid by competitors for comparable positions, with an annual bonus and long-term incentive opportunity such that, if an NEO realizes the incentives, at the maximum level, his or her total compensation will be above the median and in the third quartile.

The various components of the NEOs’ total compensation are detailed below.

Base Salary

•	Why We Pay this Component

We provide base salary to all salaried employees including the NEOs, in order to provide them with a degree of financial certainty. Competitive base salaries further our compensation program objectives by allowing us to attract and retain talented employees by providing a fixed portion of compensation upon which all employees can rely. Base salary is the only fixed portion of our NEOs’ compensation.

•	How We Determine the Amount

Year-to-year, the Committee determines adjustments to each NEO’s base salary based upon an assessment of his or her performance versus job responsibilities, including the impact of such performance on our financial results. We target base salary for NEOs at the median of the Peer Group. We review base salary annually and adjust it as the Committee deems appropriate. In certain cases, the Committee increases base salary in order to raise the NEO’s annual salary to reflect more closely the annual salaries of comparably performing Peer Group executives.

The Committee initially set Mr. Gurgovits’ 2009 compensation after Mr. New resigned. It further reviewed Mr. Gurgovits’ compensation in June, 2009, when we reorganized our management team and set his annual base salary at $750,000. The Committee considered our compensation philosophy, Mr. Gurgovits’ 2008 compensation, retirement benefits, experience in the industry, service with us and the consulting agreement we entered into with Mr. Gurgovits in June 2008. The Committee set Mr. New’s salary in October, 2008,

 † The Mid-Atlantic region includes Delaware, Maryland, New Jersey, New York, Pennsylvania, Virginia and West Virginia. The Midwest region includes Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin.

based upon a peer analysis with the increase in salary to $660,000 annually effective January 2009. The Committee believes that each of Messrs. Gurgovits’ and New’s total compensation was consistent with our philosophy, properly considered each of their respective experience and was at a level competitive with CEOs within the financial services industry and the Peer Group.

None of the NEOs, except Mr. New as discussed above, received an increase in his or her base salary in January 2009, when we have typically awarded such increases. The Committee reviewed the NEOs’ compensation and determined whether each of their respective base salaries was consistent with our philosophy. Due to the unusual economic conditions that occurred in 2008, the Committee did not believe it appropriate to increase base salaries of the NEOs in January. Nonetheless, in June, 2009, the Committee re-evaluated the base salaries of Messrs. Calabrese, Lilly and Delie due to mid-year promotions and a re-organization of our executive management. At that time, Mr. Calabrese was promoted to CFO, Mr. Lilly was promoted to Chief Operating Officer and Mr. Delie to President of our primary subsidiary, FNBPA. Therefore, the Committee reviewed the Peer Group data and determined it appropriate to award base salary increases to Messrs. Delie and Lilly in order to have their base salaries approximate the average of similarly positioned executive officers of similar sized companies in the Peer Group. Mr. Lilly’s salary increased from $330,000 to $360,000 and Mr. Delie’s annual salary increased from $300,000 to $360,000. In determining the increase to Mr. Calabrese’s base salary from $208,032 to $260,016 and annual incentive opportunity from 35% to 40% of his base salary, the Committee took into consideration Mr. Calabrese’s increased responsibilities and information furnished by Mercer concerning the compensation of Peer Group chief financial officers.

•	Relation of Base Salary to Other Components of Compensation

An NEO’s base salary is a reference point for the executive’s annual incentive opportunities. The Committee determines the level at which each NEO participates in the annual executive incentive compensation program (“EIC Plan”) under the 2007 Incentive Plan (“2007 Plan”). This level is typically expressed in a percentage amount. For example, if an NEO participates in the EIC Plan at the 40% level, it means that the NEO’s target incentive opportunity would be the NEO’s base salary multiplied by 40%. In addition, prior to 2007, base salary was the only component of compensation in the formula used to calculate an NEO’s pension benefit accrual under the Company’s Pension Plan. An NEO may also defer a portion of his or her base salary and bonus into the Company’s 401(k) Plan.

Annual Incentive Awards

The EIC Plan provides additional compensation to NEOs based on our achievement of certain financial objectives. The EIC Plan is open to each NEO and all other salaried personnel selected by the Committee based on the recommendation of our CEO.

•	Why We Pay this Component

We believe that a significant amount of compensation should be contingent on Company performance. By putting a portion of the NEOs’ total short-term compensation “at-risk,” we expect to drive the Company’s annual performance while increasing long-term shareholder value. These goals are critical to the Company’s earnings per share and total shareholder return, which are important measures to both us and our shareholders. Our objective is to reward the NEO with annual incentive compensation for the creation and protection of shareholder value.

•	How We Determine the Amount

Philosophy

We target short-term, annual incentive compensation of the CEO and the other NEOs such that it is tied directly to both corporate and individual performance. Corporate performance is based upon our performance relative to our overall annual performance versus the target net income goal set by the Board. Additionally, the Committee has discretion to consider unusual factors and their resulting effect on corporate performance, i.e. significant merger and acquisition transactions, unusual investment gains or losses, corporate and balance sheet restructuring, significant asset sales and other items it deems appropriate in determining whether we met the target goal. We acknowledge that rules cannot be written that appropriately consider all outcomes in a twelve month measurement period. Therefore, the Committee also gives consideration to peer comparisons, the prevailing economic environment and activities that create and protect longer term shareholder value. The Committee has the discretion to determine all annual bonuses for the CEO and other NEOs.

Calculation

We have targeted annual incentive compensation to vary significantly based upon performance against the annual target net income goal such that there is a significant “upside” and “downside” potential. The EIC Plan provides for an increase over target if our performance exceeds plan from 1% to 27% of goal and a decrease from target for each 1% to 10% performance below target. For each 1% we deviate negatively from our net income goal, the annual incentive compensation pool is affected by 5%. Similarly, in 2009, the payout is positively affected by 3.6% for each 1% we are over our net income target. For example, if we miss our net income goal by 2%, then a NEO’s annual incentive bonus payment decreases 10% from his or her target bonus amount. In 2009, in order for the NEOs to achieve maximum payout, two times each NEO’s target percentage, we needed to achieve 127% of our planned net income goal. We establish a target pool amount that is a product of the annual salaries of the participants multiplied by the participants’ target payout levels (“Target Pool”). The target bonuses for the CEO and the other NEOs range from 40% to 60% of base pay. If we fail to achieve 90% of the target goal, the plan provides for an annual incentive compensation pool equal to 25% of the Target Pool for payout to the CEO, the other NEOs or other senior officers.

2009 Awards

In 2009, we did not reach 90% of the target net income goal. However, the Committee did not believe it was appropriate to rely on a formulaic approach; but rather, determined that it should give strong consideration to the overall accomplishments of the NEOs and the current environment in competing for talent. While the Committee was disappointed in the Company’s absolute performance, the Committee believed the Company’s relative performance was strong compared to peers and the positive effects of many of the Company’s actions were muted by a small portion of its commercial loan portfolio. Therefore, the Committee believed it appropriate to award a bonus to the NEOs. However, in lieu of cash bonuses for 2009 performance, we awarded restricted stock to the NEOs as more particularly stated in footnote 1 of the “2009 Grants of Plan-Based Awards” table. Each restricted stock award will vest on January 16, 2013, if the NEO is still employed by us. The Committee believes such awards appropriately considered shareholder interests and rewarded management while remaining consistent with its philosophy.

•	Relation of Annual Incentives to Other Components of Compensation

As noted above under the Base Salary discussion, annual incentive compensation is directly related to base compensation. Additionally, effective January 1, 2007, any cash bonus paid to the NEOs and all other participants in the defined benefit plan, is also used in calculating the participant’s retirement benefit. An NEO may also defer a portion of his or her bonus into the Company’s 401(k) Plan.

Long-Term Awards

We awarded service-based and performance-based restricted stock awards to our NEOs under our 2007 Plan as more particularly stated in the “2009 Grants of Plan-Based Awards” table. The restricted stock awards provide additional compensation to NEOs, based on the Company’s achievement of certain financial objectives and the NEO remaining continuously employed. The 2007 Plan is open to each NEO and all other salaried personnel selected by our CEO and the Committee for participation.

•	Why We Pay this Component

In recent years, the Committee has placed greater emphasis on restricted stock based awards, both performance and service-based, as a means to increase long-term stock ownership by NEOs and to reward management for creating long-term shareholder value. At the same time, placing a significant portion of an executive’s compensation in stock helps mitigate excessive risk taking. Based upon various factors, including our commitment to our shareholders to be a value oriented, high-dividend paying company, the Company currently does not award stock options. We have determined that it is in our best interest to continue to rely on granting equity-based awards as restricted stock and restricted stock units in order to best align our compensation practices with our long-term financial performance goals and objectives and our shareholders’ interests.

•	How We Determine the Amount

We establish a target award level for each NEO based upon the officer’s level of responsibility in the Company. Additionally, we set the levels such that the award amount increases as the officer’s level of responsibility in the organization increases. At the time of granting the awards, the Committee sets the award amount for each participant level in an effort to provide competitive long-term compensation. We split the award into two components, one-third as a service-based award that vests in full at the end of three years (“Service-Based Awards”) and two-thirds as a performance-based award that vests in full at the end of four years, provided the Company meets certain performance requirements set forth in the awards (“Performance-Awards”). We believe this allocation of equity awards is appropriate since the Service-Based Awards reward NEOs for loyalty to the Company. The Performance Awards similarly reward loyalty and also drive our performance while creating shareholder value by linking the shareholders’ interests and the NEOs’ interests in long-term success. The Service-Based Awards were granted in restricted stock and the Performance Awards in restricted stock units. Both are subject to forfeiture if the NEO terminates employment, other than as a result of retirement, death or disability, before the cliff vesting date.

The Committee uses survey data from Mercer in order to position the target long term incentive compensation such that an award when realized by the NEO at target, as a percent of salary, would approximate the market median.

Our performance-based restricted stock unit awards are designed to align management’s long term incentive compensation with our annual total shareholder return objective. Under our current award structure, in order to qualify for vesting, the NEO must remain continuously employed by us up to the vesting date; our return on average tangible equity during the performance period must equal or exceed the 50th percentile performance of peer institutions; and we must have an increase in earnings per share during the performance period. The number of performance-based restricted stock units that vest is contingent upon our achievement of certain earnings per share growth levels relative to the earnings per share growth of the Peer Group institutions during the performance period.

•	Relation of Long-Term Incentive to other Components of Compensation

Long-term incentive compensation earned by the NEOs is a component of total compensation and is benchmarked against the Company’s Peer Group. It does not impact any other component of NEO compensation or benefits. However, the program is designed to increase the NEOs’ overall compensation such that achievement of the performance goals will result in increased compensation.

Management Stock Ownership Policy

We maintain a Management Stock Ownership Policy that requires the CEO, the NEOs and all other participants in the long-term incentive plan, the 2007 Plan, and any successor plan to have varying levels of stock ownership based upon the officer’s participation level in the plan. We amended the policy in 2009 to increase the amount of shares required to be held by each of the participants in the plan. We believe that the policy further aligns management and shareholder interests. Stock ownership includes:

•	shares owned individually and by immediate family;

•	restricted stock not yet vested;

•	shares held in the 401(k) Plan;

•	vested stock options.

Specific ownership guidelines for the NEOs are as follows:

Named Executive Officer	Share Ownership Requirement

Stephen J. Gurgovits	70,000
Brian F. Lilly	25,000
Vincent J. Calabrese	10,000
Vincent J. Delie, Jr.	25,000
Gary L. Guerrieri	10,000
Louise C. Lowrey	10,000

We review progress toward achieving the ownership guidelines annually. No officer, including the NEOs, is eligible to receive additional long-term incentive awards under the 2007 Plan unless he or she owns the amount of stock required by the policy within three years of becoming a participant in the long-term incentive portion of the 2007 Plan. Our NEOs currently meet this requirement.

Retirement and Other Post Employment Benefits

All salaried employees, hired before January 1, 2008, except employees of First National Insurance Agency, LLC (“FNIA”), participate in a defined benefit pension plan, the Retirement Income Plan (“RIP”), and all employees are eligible to participate in a 401(k) retirement savings plan.

•	Why We Pay these Benefits to Executives

Retirement Plans, in general, are designed to provide NEOs and other employees with financial security after retirement. The Company’s defined benefit pension plan, the RIP, offers benefits to employees that are more particularly detailed in the narrative accompanying the Pension Benefits Table. Additionally, we provide matching contributions and an automatic contribution under the 401(k) Plan, for all employees, including the NEOs. However, due to Code limits on the amount of compensation that may be recognized for tax-qualified retirement plans, certain NEOs were unable to make the full amount of contributions to the 401(k) Plan and the amount of their total pay that is included in the calculation of their pension benefit is limited. Therefore, we offer the F.N.B. Corporation ERISA Excess Retirement Plan and the F.N.B. Corporation Lost Match Plan to allow any affected employee to receive the full benefit intended by the qualified retirement plans.

In addition to those plans, we previously provided to some senior executives, including Messrs. Gurgovits, Lilly and Guerrieri, a supplemental executive retirement plan, called the Basic Retirement Plan (“BRP”), which supplements the benefits provided by the RIP and the ERISA Excess Retirement Plan. The purpose of the BRP is to insure a minimum level of retirement income for the NEOs and other senior officers who participate in the plan. We closed the BRP to new participants and ceased future accruals for all participants effective December 31, 2008. We believe post-retirement compensation is necessary to attract and retain talented executives and that our post-retirement benefits are competitive in the industry and provide NEOs appropriate retirement benefits.

We provide severance and change in control payments through employment contracts that provide additional security for our NEOs. We determined that the continued retention of the services of the NEOs on a long-term basis fosters stability of senior management through retention of well-qualified officers. The Potential Payments Upon Termination or Change in Control tables and accompanying narrative detail the NEOs’ employment contracts.

•	How We Determine the Amount to Pay

The RIP benefit is determined by a precise formula set forth in the plan document and explained in the narrative accompanying the Pension Benefits Table. The ERISA Excess Lost Match Plan and ERISA Excess Retirement Plan benefit formulas are based upon the specific opportunity or amount lost by the NEO, or other participant, due to Code limits and are more fully detailed in the Pension Benefits Table and narrative. The benefit under the BRP is a monthly benefit equal to a target benefit percentage based on years of service at retirement and a designated tier as determined by the Committee and detailed in the narrative accompanying the Pension Benefits table. We do not grant extra years of credited service under any of our qualified or non-qualified plans. The termination and change in control benefits for NEOs were set by contract and are described more fully in the Potential Termination and Change in Control Payments tables and in the narrative accompanying the Summary Compensation Table.

•	Relation of these Benefits to Other Components of Compensation

Retirement benefits are directly linked to the amount of the NEO’s total pay which includes base salary and annual incentive compensation. Similarly, while the NEO’s termination benefits are determined under their respective employment agreements, generally, termination benefits are a product of base compensation and in the case of Mr. Lilly, his annual bonus, if any. Mr. New’s contract provided for any bonus payment to be used in calculating severance; however, at the time of his departure from the Company he had not received any bonus.

Other Benefits and Perquisites

The NEOs participate in a wide array of benefit plans that are generally available to all employees of the Company, including the RIP‡ and 401(k) Plan. Benefits primarily consist of participation in the Company’s defined benefit, defined contribution and health and welfare benefit plans. In addition, some of the NEOs receive perquisites in the form of club membership dues, a company car and other perquisites more particularly detailed as part of the “2009 Summary Compensation Table” and accompanying narrative. We provide club membership dues to certain NEOs in order to provide them with the ability to entertain customers, potential customers and various business contacts, which is an integral part of our industry. Similarly, we provide certain NEOs a company car for purposes of appropriate transportation for entertainment of customers, vendors and business contacts and traveling between our facilities. These perquisites are detailed in the “2009 Summary Compensation Table”.

Additionally, as set forth in the narrative accompanying the Potential Payments Upon Termination or Change in Control table, Mr. Gurgovits previously entered into a post-employment consulting agreement with the Company. Mr. Gurgovits will also receive deferred compensation under the Non-Qualified Deferred Compensation Agreement as more particularly detailed in the narrative accompanying the Pension Benefits table.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Code limits the deductibility of the compensation in excess of one million dollars paid to the CEO, CFO and the three most highly compensated executive officers other than the CEO and CFO, unless such compensation qualifies as “performance-based compensation.” Performance Awards of restricted stock and restricted stock units and annual incentive compensation granted under our 2007 Plan are intended to meet the performance-based compensation exception to the annual one million dollar limitation. However, any financial institution that participated in the United States Treasury’s Capital Purchase Program (“CPP”) may not deduct any compensation in excess of $500,000 for any NEO during the period the institution participated in the CPP. On January 9, 2009, we issued Preferred Securities to the United States Treasury (“UST”) under the CPP program. Subsequently, we repaid the UST on September 9, 2009. Therefore, we may not deduct any compensation for the NEOs in excess of $500,000 for a portion of the year. While we are cognizant of the tax deduction limitations applicable to our compensation program for NEOs, we may set compensation levels outside the deduction limitations if we deem the amount of compensation appropriate.

Other provisions of the Code also can affect our compensation decisions. Under Code Section 280G, the Internal Revenue Service (IRS) imposes a 20% excise tax upon NEOs and other executive officers who receive “excess” payments upon a change in control of the Company to the extent the payments received by them exceed an amount approximating three times their average compensation determined by a five-year average, referred to as the Base Amount. If payments exceed the limit, the excise tax applies to all payments equal to or exceeding the Base Amount. We also could lose our tax deduction for “excess” payments.

 ‡ As noted in the Retirement and Other Post-Employment Benefits Section, the RIP is closed for employees hired after January 1, 2008.

In addition, Section 409A of the Code provides for a punitive tax on executives with respect to various features of deferred compensation arrangements mostly for compensation deferred on or after January 1, 2005. We have made the appropriate changes to our non-qualified retirement plans and employment agreements to help ensure there are no adverse effects on us or our executive officers as a result of Section 409A. We do not expect these changes to have a material tax or financial consequence on us.

As discussed above, we have calculated and discussed with the Committee the tax impact to us and the executives of each of its cash and equity compensation awards and agreements. We also calculate and monitor the accounting expense related to equity-based compensation using the guidance of ASC (Account Standards Codification) Topic 718, Compensation — Stock Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the matters contained under the title, “Compensation Discussion and Analysis,” of this proxy statement with the Company’s management and, based on such review and discussions, we recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement. Portions of this proxy statement, including the “Compensation Discussion and Analysis,” have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2009.

Respectfully submitted,

Robert B. Goldstein, Chairman
Dawne S. Hickton
David J. Malone
John W. Rose

2009 Summary Compensation Table

The following table shows the total compensation paid or earned by the Company’s CEOs, CFOs and the three most highly paid executive officers other than the CEOs and CFOs (each, an NEO and together, the NEOs) for services rendered in all capacities to us and our subsidiaries for our fiscal year ended December 31, 2009:

							Change in
							Pension
							Value and
							Non-qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(3)	($)(4)	($)	($)(5)	($)(6)	($)(7)	($)

Stephen J. Gurgovits	2009	600,077	0	517,203	0	0	130,188	263,714	1,511,182
President and CEO from 2/11/09;	2008	660,000	100,000	630,081	0	0	664,916	200,499	2,255,496
(Chairman 1/1/09 — 6/17/09)	2007	600,000	100,000	504,063	0	301,248	533,065	136,506	2,174,882
Robert V. New, Jr.(1)	2009	87,577	0	0	0	0	0	582,941	670,518
(CEO until 2/11/09)	2008	483,349	0	571,263	0	0	0	465,742	1,520,354
Brian F. Lilly	2009	345,000	0	230,005	0	0	38,936	49,675	663,616
COO and Executive Vice	2008	323,136	0	206,680	0	0	42,149	49,327	621,292
President, (Chief Financial	2007	275,016	0	165,333	0	92,053	4,809	39,029	576,240
Officer 1/1/09 to 6/17/09)
Vincent J. Calabrese(1)	2009	234,024	0	117,985	0	0	12,154	29,664	393,827
CFO, (Corporate	2008	208,032	30,000	59,297	0	0	15,103	11,006	323,438
Controller 1/1/09 to 6/17/09)	2007	157,705	57,510	63,552	0	46,189	0	139,909	464,865
Vincent J. Delie, Jr.(2)	2009	330,000	0	220,755	0	0	17,350	44,414	612,519
Executive Vice President and	2008	279,996	0	75,627	0	0	12,881	39,929	408,433
Chief Revenue Officer, from 6/19/09 (Senior Executive Vice President FNBPA 1/1/09 to 6/19/09)
Gary L. Guerrieri(2)	2009	212,016	0	130,012	0	0	53,030	11,784	406,842
Executive Vice President FNBPA
Louise C. Lowrey(2)	2009	190,008	0	130,012	0	0	48,582	17,079	385,681
Executive Vice President FNBPA	2008	190,008	25,000	59,297	0	0	50,695	16,831	341,831

(1)	Mr. New joined the Company in January, 2008. Mr. Calabrese joined the Company in March, 2007.

(2)	While Mr. Delie and Ms. Lowrey were employees of the Company in 2007, neither was an executive officer until 2008. Additionally, Mr. Guerrieri was an executive officer of the Company in 2007 and 2008; however based on his level of compensation in 2007 and 2008, we were not required to include him in our proxy statement until 2009. Therefore, we have not reported their respective compensation for three full years.

(3)	Payments under the Company’s annual incentive plan are reported in the Non-Equity Incentive Plan Compensation column instead of in the Bonus column, in accordance with SEC requirements.

(4)	The restricted stock award amounts shown in this table represent the dollar amount of awards granted during the fiscal year determined pursuant to ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2010. The restricted stock awards granted under both the 2001 Plan and the 2007 Plan vest either after (i) the NEO’s continued employment with the Company or one of its affiliates for three years or (ii) the Company’s achievement of performance goals and the NEO’s continued employment with the Company or one of its affiliates for four years. Beginning in 2008, we issued performance awards in restricted stock units. The units earn dividend equivalents and are subject to the same restrictions and vesting schedule as the underlying restricted stock units. The amounts reflected assume that each NEO will perform the requisite service and we will achieve the required performance goals at target levels. The following table provides additional information regarding the performance-based awards granted during 2009. The target amounts have been included in the above table and are reflected below for comparative purposes:

	At Target($)	At Maximum($)

Mr. Gurgovits	338,894	593,065
Mr. New	0	0
Mr. Lilly	153,337	268,339
Mr. Calabrese	79,454	139,045
Mr. Delie	147,785	258,624
Mr. Guerrieri	86,675	151,680
Ms. Lowrey	86,675	151,680

All restricted stock earns cash dividends that are reinvested into additional shares of our common stock under the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan (“DRP”). These reinvested shares are subject to the same restrictions and vesting schedule as the underlying restricted stock. Mr. New resigned February 11, 2009, and all restricted stock and unit awards will not vest. The amount for Mr. Gurgovits also includes stock awards valued at $20,160 for service as a director in 2009 that vested immediately upon grant. (See narrative under Executive Directors in the section discussing Director Compensation).

(5)	Amount earned by the NEO as an annual incentive bonus under our EIC Plan, based upon the Company’s performance. The EIC Plan is discussed in further detail in the Compensation Discussion and Analysis under the heading “Annual Incentive Awards.”

(6)	The amounts in this column reflect the actuarial change in the present value of the NEOs’ benefit under all our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and includes amounts that the NEO may not currently be entitled to receive because such amounts are not vested. Our pension plans are described in the narrative accompanying the “Pension Benefits” table. In addition, the change in the present value of the accumulated benefit under the Deferred Compensation Agreement between FNBPA and Mr. Gurgovits is calculated in accordance with ASC Topic 715, Compensation — Retirement Benefits assuming an interest rate of 6.2% and assuming that payments will commence on January 1, 2014, and continue for 9.5 years. We do not pay or provide above-market interest under Non-Qualified Deferred Compensation Plans.

(7)	Amounts in this column are explained in the Other Compensation Table and the Perquisites Table that follow the “2009 Summary Compensation Table”.

Other Compensation Table

The following table reflects the items included in the “All Other Compensation” column of the “2009 Summary Compensation Table” shown above.

			401(k) Match
			and
		Tax	Company	Lost		Total All Other
	Perquisites	Gross-ups	Contributions	Match	Other	Compensation
Name	($)	($)(1)	($)	($)(2)	($)(3)	($)

Stephen J. Gurgovits	51,336	249	11,950	16,625	183,554	263,714
Robert V. New, Jr.	0	0	0	0	0	582,941
Brian F. Lilly	31,146	100	11,725	6,704	0	49,675
Vincent J. Calabrese	16,959	0	11,950	755	0	29,664
Vincent J. Delie, Jr.	27,512	73	11,950	4,879	0	44,414
Gary L. Guerrieri	0	12	10,960	812	0	11,784
Louise C. Lowrey	6,000	0	11,050	29	0	17,079

(1)	Amounts reported represent tax gross-ups completed during the year at times when the company was not in receipt of CPP funds.

(2)	Company contributions during the year to the ERISA Excess Lost Match Plan or a predecessor plan as more fully described in the narrative accompanying the Non-Qualified Deferred Compensation table.

(3)	The amount reported as “Other” includes $60,923 in vacation pay paid to Mr. Gurgovits upon his retirement in January 2009, $76,984 in consulting fees paid to Mr. Gurgovits during January and February, 2009; and $45,647 in director fees paid to Mr. Gurgovits.

Perquisites Table

The NEOs receive various perquisites provided by or paid for by us pursuant to our policies or individual agreements with the executive. SEC rules require disclosure of the perquisites and other personal benefits, securities or property for an NEO unless the amount of that type of compensation is less than $10,000 in the aggregate.

The following table reflects the perquisites included in the “All Other Compensation” column of the “2009 Summary Compensation Table” shown above:

					Total Perquisites
			Car Allowance and		Included in
	Club Equity		Company Provided		All Other
	Memberships	Club Dues	Automobiles(1)	Other(2)	Compensation(3)
Name	($)	($)	($)	($)	($)

Stephen J. Gurgovits	3,000	29,233	16,801	2,302	51,336
Robert V. New, Jr.	0	0	0	0	0
Brian F. Lilly	0	6,080	25,066	0	31,146
Vincent J. Calabrese	0	8,500	8,459	0	16,959
Vincent J. Delie, Jr.	0	14,530	12,614	368	27,512
Gary L. Guerrieri	0	0	0	0	0
Louise C. Lowrey	0	0	6,000	0	6,000

(1)	The valuation of the company provided automobiles was calculated as our current year depreciation expense for the automobile plus all costs incurred related to the automobile (including, but not limited to, the cost of insurance, gas, car washes, repairs, registration and inspection fees) less our mileage reimbursement allowance for business miles driven by employees who use their own automobile for business purposes. The amount for Ms. Lowrey represents a cash allowance.

(2)	The amounts reported as “Other” include personal travel expenses and the cost of an executive physical for Mr. Gurgovits and the cost of tickets to sporting events for Mr. Delie.

(3)	In addition to the amounts reported above, during 2009, Mr. Gurgovits used our aircraft for business travel and his wife accompanied him. There was no incremental cost for her accompanying him on the business trip. The valuation for all perquisites other than Company provided automobiles shown above is our actual cost.

The foregoing “2009 Summary Compensation Table” and its sub-tables do not include certain fringe benefits generally made available on a non-discriminatory basis to all of our salaried employees such as group health insurance, dental insurance, vision insurance, life insurance, accidental death and dismemberment insurance and long-term disability insurance, which we consider to be ordinary and incidental business costs and expenses.

Mr. Gurgovits entered into an Amended and Restated Employment Agreement dated June 18, 2008, that expired when Mr. Gurgovits retired as of January 2, 2009. After Mr. New departed the Company, Mr. Gurgovits recommenced service as CEO; however, he does not have an employment agreement.

The parties terminated Mr. New’s employment agreement dated October 10, 2007, when Mr. New resigned on February 11, 2009. The agreement was for an initial term of two years. Mr. New’s base salary was set based on data provided by Mercer related to similar sized financial institutions in our Peer Group. In addition to his base salary, Mr. New was eligible for an annual cash bonus under the annual incentive compensation plan, based on performance and calculated as a percentage of his base salary with the target bonus payment being 60% of his base salary with the possibility of achieving a bonus between 0% and 120% of his base salary.

Mr. Lilly serves as our Chief Operating Officer and Executive Vice President. Mr. Lilly’s employment agreement is dated October 17, 2007, and had an initial term of two years. Unless sooner terminated, the agreement automatically extends for one year on the anniversary of the commencement date. Either party may terminate the automatic renewal provision by providing the other party with 60 days advance written notice of non-renewal. Currently, Mr. Lilly’s employment agreement runs through October, 2011. Under the terms of the agreement, Mr. Lilly is entitled to receive a base salary that may be increased from time to time as determined by the Board. Additionally, Mr. Lilly is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee. Mr. Lilly’s target award level for annual incentive compensation is 50% of his base salary with the possibility of achieving a bonus between 0% and 100% of base salary based upon our performance. The severance and change in control provisions of Mr. Lilly’s employment agreement are described under “Potential Payments Upon Termination or Change in Control.”

Mr. Calabrese serves as our Chief Financial Officer and entered into his employment agreement with FNBPA on March 21, 2007, when the Board appointed him as our Principal Accounting Officer. The initial term of the agreement was for two years, and automatically extends for a one year period on its anniversary unless sooner terminated. We or Mr. Calabrese may terminate the automatic renewal of the agreement by providing the other with 60 days advance written notice of non-renewal. Mr. Calabrese’s contract runs through March, 2011. Under the terms of the agreement, Mr. Calabrese receives a base salary that may be increased from time to time as determined by the Board. Additionally, Mr. Calabrese is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee. Mr. Calabrese’s target award level for annual incentive compensation is 40% of base salary with the possibility of achieving a bonus between 0% and 80% of base salary based upon our performance. The severance and change in control provisions of Mr. Calabrese’s employment agreement are described in the narrative accompanying the “Potential Payments Upon Termination or Change in Control” tables.

Mr. Delie is an Executive Vice President and Chief Revenue Officer of the Corporation and President of FNBPA and entered into his employment agreement with FNBPA on October 19, 2005. Mr. Delie’s contract had an initial term of two years and, unless sooner terminated, automatically extends for one year on the anniversary of the commencement date. Either party may terminate the automatic renewal provision by providing the other party with 60 days advance notice prior to the commencement date. Currently, Mr. Delie’s employment agreement runs through October, 2011. Under the terms of the agreement, Mr. Delie is entitled to receive a base salary that may be increased from time to time as determined by the Board. Additionally, Mr. Delie is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee. Mr. Delie’s target award level for annual incentive compensation is 50% of his base salary. Mr. Delie had the possibility of achieving a bonus between 0% and 100% of his base salary. The severance and change in control provisions of Mr. Delie’s employment agreement are described under “Potential Payments Upon Termination or Change in Control”. In December 2008, Mr. Delie signed an amendment to his contract in order to insure compliance with Code Section 409A.

Mr. Guerrieri is an Executive Vice President of FNBPA. He entered into an employment contract with FNBPA on January 25, 2002. Mr. Guerrieri’s contract had an initial term of two years and automatically extends for a one year period on its anniversary unless either party terminates the contract sooner. Either we or Mr. Guerrieri may terminate the automatic renewal of the agreement by providing the other 60 days notice of non-renewal. Under the terms of the agreement, Mr. Guerrieri receives a base salary, as reflected in the “2009 Summary Compensation Table” that may be increased from time to time as determined by us. Mr. Guerrieri is also eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. Mr. Guerrieri’s target award level for annual incentive compensation is 40% of his base salary. Thus, he has the possibility of achieving a bonus between 0% and 80% of his base salary. The severance and change in control provisions of Mr. Guerrieri’s employment agreement are described in the narrative accompanying the “Potential Payments Upon Termination or Change in Control” tables. In December 2008, Mr. Guerrieri signed an amendment to his contract in order to insure compliance with Code Section 409A.

Ms. Lowrey is an Executive Vice President of FNBPA and serves as the Technology and Support Group Executive. She entered into an employment contract with our subsidiary on April 20, 1999, that continues until either party gives the other notice of termination. Under the terms of the agreement, Ms. Lowrey receives a base salary that is reflected in the “2009 Summary Compensation Table” which may be increased from time to time as determined by the Board. Ms. Lowrey is also eligible to participate in the Company’s annual incentive compensation and bonus plans at the discretion of the Committee. Ms. Lowrey’s target award level for annual incentive compensation is 40% of her base salary. Ms. Lowrey had the possibility of achieving a bonus between 0% and 80% of her base salary. The severance and change in control provisions of Ms. Lowrey’s employment agreement are described in the narrative accompanying the “Potential Payments Upon Termination or Change in Control” tables.

2009 Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to the NEOs for 2009:

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	Exercise or	Fair Value
		Under Non-Equity			Under Equity			of Shares	Securities	Base Price	of Stock
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			of Stock	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)	($/Sh)	($)(4)

Stephen J. Gurgovits	9/16/09	0	357,000	714,000	0	46,297	81,020	21,605	0	0	497,043
Robert V. New, Jr.(5)	n/a	0	396,000	792,000	0	0	0	0	0	0	0
Brian F. Lilly	3/18/09	0	172,500	345,000	0	20,044	35,077	10,022	0	0	230,005
Vincent J. Calabrese	3/18/09 9/16/09	0 n/a	88,409 n/a	176,818 n/a	0 0	5,665 4,934	9,914 8,635	2,833 2,303	0 0	0 0	65,010 52,975
Vincent J. Delie, Jr.	3/18/09 9/16/09	0 n/a	165,000 n/a	330,000 n/a	0 0	15,687 3,795	27,452 6,641	7,844 1,771	0 0	0 0	180,012 40,743
Gary L. Guerrieri	3/18/09	0	84,806	169,612	0	11,330	19,828	5,665	0	0	130,012
Louise C. Lowrey	3/18/09	0	76,003	152,006	0	11,330	19,828	5,665	0	0	130,012

(1)	The amounts shown represent the threshold, target and maximum amounts to be earned by the NEO under the annual incentive compensation program based upon our performance during 2009 assuming no limitations due to our participation in the CPP. The amounts for Mr. Gurgovits reflect participation in the plan effective March 1, 2009, the first full month after he was elected interim President and CEO. No amounts were earned for 2009. However, on January 20, 2010, the Committee awarded discretionary bonus payments to certain NEO’s in the form of restricted stock grants. The awards vest on January 16, 2013, and were as follows: Mr. Gurgovits, 12,055 shares; Mr. Lilly, 6,171 shares; Mr. Calabrese, 3,085 shares; Mr. Delie, 5,851 shares; Mr. Guerrieri, 4,001 shares; and Ms. Lowrey, 2,741 shares.

(2)	The amounts shown represent the threshold, target and maximum amounts that could be earned by the NEO under performance-based restricted stock awards granted March 18, 2009, and September 16, 2009, based upon the Company’s performance during the four year performance period commencing January 1, 2009, and ending December 31, 2012, provided the NEO remains continuously employed through the March 1, 2013, vesting date. As of December 31, 2009, we believe that it is probable that we will achieve the performance conditions at the target level. If we meet the performance conditions, and the NEO terminates service prior to the vesting date, the program may provide partial vesting depending on the reason for termination as more particularly detailed in the “Potential Payments Upon Termination or Change in Control” tables. In 2009, the awards were in restricted stock units more particularly described in the Long Term Awards Section above.

(3)	The amount shown represents the number of shares of service-based restricted stock granted March 18, 2009, and September 16, 2009, which will vest if the NEO remains continuously employed until the January 16, 2012, vesting date.

(4)	The amount shown represents the grant date fair value as determined under ASC Topic 718, of all service-based restricted stock awards, and all performance-based restricted stock awards, assuming payout at target levels, granted in 2009.

(5)	Mr. New resigned effective February 11, 2009, and thus was not entitled to any payout under the annual incentive compensation program. Since he was not employed on the grant date, Mr. New did not receive any performance-based restricted stock during 2009.

Participants who terminate service prior to year end are not eligible for annual incentive compensation under the program. In the event of death, disability or retirement (i.e., age 55 with five years of service) during the year or before we make payment of the annual incentive award amount, the Committee may approve a discretionary pro-rata award. The program provides for payment in the case of a change in control as more particularly detailed in the “Potential Payments Upon Termination or Change in Control” tables.

The NEO has full voting rights with respect to the restricted shares. In addition, the NEO has full cash and stock dividend rights with respect to the restricted shares; provided that (i) all such dividends shall be credited to the NEO’s account in the DRP and, in the case of cash dividends, used to purchase shares pursuant to the DRP; and (ii) all shares credited to the NEO’s account as a result of such cash or stock dividends shall be subject to the same restrictions and risk of forfeiture as the underlying restricted shares. In 2009, we issued performance awards in restricted stock units. The units earn dividend equivalents and are subject to the same restrictions and vesting schedule as the underlying restricted stock units. The program allows for accelerated or pro-rated vesting of the stock units in the case of death, disability, retirement, or change in control as more particularly detailed in the “Potential Payments Upon Termination or Change in Control,” tables.

There are 2,754,577 remaining shares, available for awards under the 2007 Plan which represent 2.4% of our outstanding shares of Common Stock. If the performance criteria are not met, the NEOs will not earn 124,505 shares in the aggregate that will then become available for issuance under the 2007 Plan.

Outstanding Equity Awards at Fiscal Year-End(1)

The following table sets forth certain information summarizing the outstanding equity awards of each NEO as of December 31, 2009.

	Option Awards(2)					Stock Awards(3)
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:					Number of	Payout Value
	Number of	Number of	Number of					Unearned	of Unearned
	Securities	Securities	Securities			Number of	Market Value	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Shares or	of Shares or	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Units of Stock	Units of Stock	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	That Have Not	That Have Not	Have Not	Have Not
	Exercisable(4)	Unexercisable	Options	Price	Expiration	Vested(5)	Vested	Vested(6)	Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Stephen J. Gurgovits	53,419	0	0	12.93944	1/20/2012	54,113	367,427	64,189	435,843
	53,227			13.74803	1/20/2013
Robert V. New, Jr.(A)	0	0	0	0	n/a	0	0	0	0
Brian F. Lilly	0	0	0	0	n/a	23,765	161,364	25,231	171,318
Vincent J. Calabrese	0	0	0	0	n/a	9,070	61,585	9,326	63,324
Vincent J. Delie, Jr.	0	0	0	0	n/a	14,909	101,232	15,573	105,741
Gary L. Guerrieri	2,887	0	0	10.4000	1/5/2010	9,762	66,284	10,186	69,163
	4,812	0	0	9.0500	12/29/2010
	6,612	0	0	12.93944	1/20/2012
	6,224	0	0	13.74803	1/20/2013
Louise C. Lowrey	4,580	0	0	13.74803	1/20/2013	9,762	66,284	10,186	69,163

(1)	All awards were made under the 2007 Plan, the 2001 Plan, the F.N.B. Corporation 1998 Director Stock Option Plan or a predecessor plan (collectively referred to as the “Incentive Plans”), except Mr. Guerrieri’s total includes 7,699 stock options awarded for his service as an employee under a stock option plan of a predecessor entity we acquired.

(2)	Options may be granted under the Incentive Plans with up to a ten-year expiration date and with a strike price of no less than 100% of the closing sales price of our Stock on the NYSE on the business day preceding the award date. Options cannot be transferred or assigned by a participant under the Incentive Plans, other than by will or pursuant to the laws of succession. We have not issued stock options for any year reported in the “2009 Summary Compensation Table”.

(3)	Stock Awards are shares of common stock awarded under the Incentive Plans subject to a restriction period and/or satisfaction of one or more performance-based criteria, determined by the Committee. In 2009, we issued restricted stock units. Recipients of restricted stock and units are generally entitled to receive dividends, or dividend equivalents thereon and to vote the shares of restricted stock, but cannot freely trade, transfer, assign, sell, exchange or pledge the shares or units subject to the award until expiration of the restriction period. Unless otherwise determined by the Committee, if a participant terminates employment with us or our subsidiaries for a reason other than retirement, disability, death or change in control, as detailed in the “Potential Payments Upon Termination or Change in Control” tables, before the expiration of the applicable restriction period, the participant will forfeit any restricted shares or units that are still subject to a restriction and the shares will be returned to the authorized share pool for re-issuance as awards under the 2007 Plan. When restricted stock or units vest, the participant recognizes ordinary income on the then market value of the shares, and we receive a tax deduction in that same amount.

(4)	All outstanding stock options are 100% vested.

(5)	Restricted stock shares in this column consist of all service-based restricted shares outstanding and performance-based restricted stock awards that will vest if the NEO remains employed on the vesting date because we already have met the performance thresholds. These restricted stock shares are scheduled to vest as follows:

Vesting Date	Mr. Gurgovits	Mr. New(A)	Mr. Lilly	Mr. Calabrese	Mr. Delie	Mr. Guerrieri	Ms. Lowrey

January 16, 2010	14,851	0	4,872	1,634	1,783	1,396	1,396
January 18, 2010	0	0	2,646	0	968	760	760
January 16, 2011	17,275	0	5,667	1,863	2,074	1,625	1,625
January 16, 2012	21,987	0	10,580	5,573	10,084	5,981	5,981

(6)	Restricted stock shares in this column are reported assuming that the Company will achieve its performance goals at threshold. Based on that assumption these restricted stock shares are scheduled to vest as follows:

Vesting Date	Mr. Gurgovits	Mr. New(A)	Mr. Lilly	Mr. Calabrese	Mr. Delie	Mr. Guerrieri	Ms. Lowrey

March 1, 2010	0	0	1,323	0	484	380	380
March 1, 2011	22,276	0	7,307	2,097	2,674	2,097	2,097
March 1, 2012	18,355	0	6,021	1,728	2,203	1,728	1,728
March 1, 2013	23,558	0	10,580	5,501	10,212	5,981	5,981

(A)	Mr. New resigned effective February 11, 2009, and thus he forfeited all awards referenced in all the tables in this Section.

2009 Option Exercises and Stock Vested(1)

The following table contains information concerning the aggregate option exercises and the vesting of restricted stock by the NEOs in 2009.

	Option Awards		Stock Awards(2)
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Stephen J. Gurgovits	0	0	37,069	489,311
Robert V. New, Jr.	0	0	0	0
Brian F. Lilly	0	0	8,486	75,439
Vincent J. Calabrese	0	0	221	1,969
Vincent J. Delie, Jr.	0	0	3,175	28,224
Gary L. Guerrieri	0	0	2,408	21,412
Louise C. Lowrey	0	0	2,408	21,412

(1)	All awards were made under the Incentive Plans.

(2)	The amount included in the table above reflects a value realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits

The following table contains information concerning the pension benefits for each NEO as of December 31, 2009:

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)(3)	($)(4)	($)

Stephen J. Gurgovits	F.N.B. Corporation Retirement Income Plan	48.25	929,059	7,117
	F.N.B. Corporation ERISA Excess Retirement Plan	47.25	1,291,602	108,647
	F.N.B. Corporation Basic Retirement Plan	47.25	3,405,652	286,484
	Deferred Compensation Agreement between FNBPA and Stephen J. Gurgovits	n/a	243,321	0
Robert V. New, Jr.(1)	N/A	n/a	0	0
Brian F. Lilly	F.N.B. Corporation Retirement Income Plan	6.17	88,775	0
	F.N.B. Corporation ERISA Excess Retirement Plan	6.17	32,355	0
	F.N.B. Corporation Basic Retirement Plan	5.17	50,164	0
Vincent J. Calabrese(2)	F.N.B. Corporation Retirement Income Plan	2.75	25,656	0
	F.N.B. Corporation ERISA Excess Retirement Plan	2.75	1,601	0
Vincent J. Delie, Jr.(2)	F.N.B. Corporation Retirement Income Plan	4.17	38,572	0
	F.N.B. Corporation ERISA Excess Retirement Plan	4.17	12,220	0
Gary L. Guerrieri	F.N.B. Corporation Retirement Income Plan	23.17	285,335	0
	F.N.B. Corporation ERISA Excess Retirement Plan	23.17	48,423	0
	F.N.B. Corporation Basic Retirement Plan	22.17	28,689	0
Louise C. Lowrey(2)	F.N.B. Corporation Retirement Income Plan	32.17	365,135	0
	F.N.B. Corporation ERISA Excess Retirement Plan	32.17	107	0

(1)	Mr. New did not participate in the RIP since we amended the plan effective January 1, 2008, as more particularly detailed below. Therefore, he did not participate in the F.N.B. Corporation ERISA Excess Retirement Plan (the “Excess Plan”). Furthermore, Mr. New did not participate in the BRP.

(2)	Messrs. Calabrese and Delie and Ms. Lowrey do not participate in the BRP.

(3)	Our pension plans do not provide credit for additional years of service to any of the NEOs.

(4)	For the RIP, the Excess Plan and the BRP, the present value of accumulated benefits reflected above were determined using the same assumptions as used for the December 31, 2009, financial statement disclosures, except assuming retirement at the normal retirement age, 65. We have assumed a discount rate of 5.85% for the RIP and 5.45% for the BRP and the Excess Plan and the RP-2000 Projected to 2014 Mortality table (gender distinct) for post-retirement mortality. The present value of the accumulated benefit under the Deferred Compensation Agreement between FNBPA and Mr. Gurgovits is calculated in accordance with ASC Topic 715, Compensation-Retirement Benefits assuming an interest rate of 6.20% and assuming that payments will commence on January 1, 2014, and will continue for 9.5 years. The present value reported above is reflected as an accrued liability in the financial statements of FNBPA as of December 31, 2009.

The following is a summary of our qualified and non-qualified plans mentioned in the Pension Benefits table:

Retirement Income Plan

The RIP is a traditional defined benefit plan qualified under the Code and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and until 2008 was available to all salaried employees, except First National Insurance Agency, LLC employees. Since 2008, the RIP is closed to employees who commenced employment with us or our affiliates on or after January 1, 2008. The RIP provides for benefit payments in the form of a lifetime annuity with five years guaranteed and provides the participant with the ability to select from several choices for the form of the annuity. The election that the participant chooses may affect the amount of the annual benefit as reflected in the Pension Benefits table. Effective January 1, 2007, we amended the plan such that the benefit is calculated in two pieces. First, for the period worked by a participant prior to January 1, 2007, (“Pre-2007 Benefit”) the annual annuity benefit is payable without reduction to participants with five years of service who retire after age 62 and is calculated by multiplying each participant’s final average base salary by 1.2% plus, if appropriate, 0.5% of the participant’s final average base salary that is in excess of covered compensation (as defined in Section 401(1)(5)(E) of the Code), with the sum being multiplied by the participants’ years of credited service, not to exceed 25 years including service through December 31, 2006. A participant’s final average base salary is calculated using the highest 60 consecutive months of base salary, not including incentive compensation, within the last 120 months of the participant’s service with us or our affiliates prior to January 1, 2007. The Pre-2007 Benefit is frozen as of December 31, 2006. Beginning in 2007, each participant’s benefit is calculated by adding the Pre-2007 Benefit to the benefit determined under the post-2007 formula detailed below. For 2007 and beyond, each participant’s annual retirement benefit will be calculated by taking the participant’s total pay earned from January 1, 2007, through the participant’s last day of employment and multiplying it by 1%. The benefit earned after 2007 is payable without reduction to participants who retire on or after age 65. The RIP provides for cliff vesting after five years of employment. Mr. Gurgovits retired January 2, 2009, and commenced receiving payments February 1, 2009. When Mr. New resigned, Mr. Gurgovits was appointed interim CEO and we suspended his benefit. In July, 2009, Mr. Gurgovits resumed participation in the RIP. Ms. Lowrey is eligible for early retirement and a reduced benefit under the RIP as she is over age 55 and has more than five years of service. The RIP provides for an early commencement reduction factor that decreases as the participant’s age approaches the normal retirement age of 62 for the Pre-2007 Benefit and 65 for the Post-2007 Benefit. The early reduction factor is multiplied by the participant’s benefit as determined by the RIP to arrive at the reduced benefit.

ERISA Excess Retirement Plan

The Excess Plan is a non-qualified plan under ERISA and is available to all participants of the RIP. Since Mr. Gurgovits retired in 2009, he commenced receiving benefits in August, 2009, and continues to receive a monthly payment under the plan. His first payment was equivalent to 7 monthly payments under the plan to account for the 6 month delay in payment required by the plan. Mr. Gurgovits was not eligible to participate in the plan in 2009 as we determined he should not be eligible to participate in the plan during his employment as a consultant. Mr. Gurgovits resumed participation effective January 1, 2010. We will re-calculate his benefit after he retires. The Excess Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the RIP formula if the Code did not impose limits on the amount of compensation included for purposes of calculating a qualified plan benefit. The Excess Plan provides the full amount of benefit that would have been paid under the formula of the RIP but for the Code limits, reduced by the amount of benefit that is actually provided by the RIP. The participant’s rights to benefits under the Excess Plan cliff vest at 100% if the participant terminates service due to death, after a “Change in Control” (as defined in the Excess Plan), or upon retirement on or after reaching age 55 with five years of service. Benefits are payable either in an annuity or lump sum, depending upon the reason for termination with payments commencing the first day of the month following six months after the participant separates from service.

Basic Retirement Plan

The BRP is a separate supplemental executive retirement benefit plan, applicable to some of our NEOs who were designated by the Committee. In 2008, we amended the BRP such that effective after December 31, 2008, there will not be any new participants in the plan and no additional accruals for existing participants. Officers participating in the BRP receive a benefit based on a target benefit percentage that is based on the officer’s years of service at retirement. The target percentages are based upon the tier assigned to the participant by the Committee. The tier percentages are as follows: Tier 1, 3.00% for each of the first 10 years of employment, plus 1.50% for the next 10 years of employment, plus 0.75% for the next 10 years of employment; Tier 2, 3.50% for each of the first 10 years of employment, plus 2.00% for the next 10 years of employment, plus 0.75% for the next 10 years of employment. Prior to 2005, there was also a CEO Tier that provided the following target percentages: 4.00% for each of the first 10 years of employment, plus 2.50% for the next 10 years of employment, plus 1.00% for the next 5 years of employment. Mr. Gurgovits participated in the BRP at this level.

If a participant was 50 years old or older as of December 31, 2002, in no event will the benefit payable under the BRP be less than the benefit that would have been payable under the predecessor plan. The predecessor plan provided for a target benefit percent of either 50% or 60% multiplied by final average earnings. The benefit payable under the predecessor plan is reduced for retirement prior to age 65 and for the amount the participant receives from social security and the RIP and the Excess Plan, assuming a full career with us. None of the NEOs who participate in the BRP are subject to the noted “grandfather” rule.

When a participant retires, the benefit under the BRP is a monthly benefit equal to the participant’s aggregate target benefit percentage multiplied by the participant’s highest average monthly cash compensation including bonuses, during five consecutive calendar years within the last ten calendar years of employment. This monthly benefit is reduced by the monthly benefit the participant receives from the Social Security Administration, the RIP, the Excess Plan, and the annuity equivalent of the automatic contributions to the 401(k) and Lost Match Plans that are provided to all participants who remain employed on December 31st of the applicable year or retired during the year.

The participant’s rights to benefits under the BRP vest at 100% if the participant terminates service due to death, disability, after a “Change in Control” (as defined in the BRP), after early retirement (age 55 with 5 years of service) or normal retirement (age 65). The BRP contains a provision for reducing the basic benefit if the participant retires prior to normal retirement but on or after early retirement age. A participant forfeits benefits in the event the participant’s employment is terminated for cause or a participant terminated employment prior to early retirement.

Since Mr. Gurgovits retired in 2009, he commenced benefits in August, 2009. His first payment was equivalent to 7 payments under the plan to account for the 6 month delay in payment required by the plan. Mr. Gurgovits was not eligible to participate in the plan in 2009 as we determined he should not be eligible to participate in the plan during his employment as a consultant. Mr. Gurgovits resumed participation effective January 1, 2010. We will re-calculate his benefit after he retires.

In addition to the above referenced plans, the Pension Benefits table shows an accumulated benefit for Mr. Gurgovits under a non-qualified deferred compensation agreement. The Board of the Company and FNBPA entered into a Deferred Compensation Agreement with Mr. Gurgovits on January 1, 1986. The Deferred Compensation Agreement provides for payments of annual deferred benefits for a period of ten years commencing upon the occurrence of: (a) retirement from us or FNPBA upon reaching the age of 62; (b) complete and total disability; or (c) the death of Mr. Gurgovits in the event such death occurs prior to retirement. During 2005, Mr. Gurgovits, intending to delay his retirement until age 65, elected to defer payments for an additional three years. On December 31, 2008, we and Mr. Gurgovits signed an amendment to the deferred compensation agreement to provide that any payments that would be made under the agreement after December 31, 2008, shall not begin to be paid until January 1, 2014, and beginning January 1, 2014, such benefits shall be paid on a monthly basis over a nine and one-half year period.

2009 Non-Qualified Deferred Compensation

The following table contains information concerning the non-qualified deferred compensation plan account balances for each NEO for 2009. All contributions are under the ERISA Excess Lost Match Plan or a predecessor plan, as described below.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)(1)	($)(2)	($)	($)(3)

Stephen J. Gurgovits	0	16,625	(57,058)	0	225,727
Robert V. New, Jr.	0	0	0	0	0
Brian F. Lilly	0	6,704	643	0	29,864
Vincent J. Calabrese	0	756	36	0	1,746
Vincent J. Delie, Jr.	0	4,879	274	0	14,063
Gary L. Guerrieri	0	812	97	0	4,176
Louise C. Lowrey	0	28	2	0	73

(1)	Note that the amount of our contributions are also included in the “All Other Compensation” column of the “2009 Summary Compensation Table”. These contributions are not in addition to the amount reported there.

(2)	This plan does not provide for above-market interest. The decrease in earnings for Mr. Gurgovits is due to all or a portion of the balance being linked to our stock, the value of which increases or decreases as the share price of our stock fluctuates.

(3)	Our contributions during each fiscal year have historically been reported in the Summary Compensation Table for each year in which the NEO was considered such, and aggregate earnings during the fiscal year have historically been excluded from the “2009 Summary Compensation Table”. Additionally, the amounts reflected represent the NEO’s entire balance under this plan. All balances reflected are fully vested with the exception of Mr. Calabrese, which is 0% vested. Mr. New forfeited his balance upon his resignation.

The amounts reflected in the “2009 Non-Qualified Deferred Compensation” table were contributed to accounts for the NEOs under the ERISA Excess Lost Match Plan or a predecessor plan. The ERISA Excess Lost Match Plan provides for Company contributions, equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the 401(k) Plan if the IRS did not impose contribution or pay limitations. Under the ERISA Excess Lost Match Plan, the amount credited to the participant’s account accrues interest at the rates set by FNBPA as its highest interest rate on the first day of the year on the longest term IRA account that it offers. The benefit is then paid as a single lump sum on the first of the month following six months after the participant terminates employment.

Except for Mr. Gurgovits, the amounts contributed to each participant’s account is solely based upon the ERISA Excess Lost Match Plan. The amounts noted for Mr. Gurgovits also include amounts for periods prior to January 1, 2003, when the ERISA Excess Lost Match Plan first became effective. Until 2003, the Company’s BRP contained provisions similar to the ERISA Excess Lost Match Plan. Mr. Gurgovits’ participant account reflects amounts accrued under the ERISA Excess Lost Match Plan and the BRP. Mr. Gurgovits was not eligible to participate in the plan in 2009 as we determined he should not be eligible to participate in the plan during his employment as a consultant. Mr. Gurgovits resumed participation effective January 1, 2010. Until October 17, 2002, the BRP provisions determined the cumulative value in a participant’s account as though the amounts were invested in shares of our common stock based upon the price at the time we credited the participant’s account plus an amount equal to dividends that would be payable on such shares. After October 17, 2002, additional accruals in a participant’s account were based on the actual amount which the participant “lost” due to Code provisions plus the highest interest rate equal to the amount which FNBPA paid on the first business day of the year on their longest term IRA accounts. Notwithstanding the accrual methodology prior to October 17, 2002, all amounts distributed under the prior plan are in cash.

We also maintain a deferred compensation plan known as the F.N.B. Corporation Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Committee may select a group of management employees to participate in the plan. The Deferred Compensation Plan provides participants the ability to defer into the plan a portion of their annual cash compensation, including 50% of base salary and 100% of any annual incentive compensation they would otherwise receive, to help postpone and minimize taxes while accumulating capital on a pre-tax basis until termination of employment. Participants may elect to defer their compensation into a fixed interest rate option, with the interest rate determined by the Committee. Currently, there are no participants in this Plan.

Potential Payments Upon Termination or Change in Control

Our NEOs, except Mr. Gurgovits, were each a party to an employment agreement that provides for certain salary and benefits upon termination of employment under various scenarios. The agreements are all described more fully in the narrative and tables below. The tables below set forth the estimated current value of benefits that could be paid to each of our NEOs upon various termination events that will only be known at the time that the benefits become payable. The tables reflect the amounts that could be payable under the various arrangements if the event in question occurred as of December 31, 2009, including, where applicable, a gross-up for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code. The NEOs’ employment agreements, except for Mr. Guerrieri’s, do not provide for any additional payments or benefits under a voluntary termination of employment by the executive without Good Reason or involuntary termination by us for cause. Under those scenarios, except for Mr. Guerrieri, the NEOs are only entitled to their accrued and unpaid obligations, such as salary, unused vacation, and vested benefits. The following charts contain common information about our qualified and non-qualified plans and policies, as well as assumptions used by us in arriving at the amounts contained in the table. To the extent the information is common, it is contained in the endnotes to the final “Potential Payments Upon Termination or Change in Control” table and are indicated by letters.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — STEPHEN J. GURGOVITS

			Change in		Good Reason
		Change in	Control —	Change in	or Involuntary
Executive Benefits		Control —	Constructive	Control — No	Not for Cause
and Payments	Retirement	Termination	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary(1)	0	2,306,960	0	0	2,306,960	0	696,000
Executive Incentive Compensation(a)	0	357,000	357,000	357,000	0	0	0
Restricted Stock:
Unvested and Accelerated(b)	439,136	1,087,837	1,087,837	1,087,837	0	1,087,837	577,761
Benefits and Perquisites:
Accrued Vacation(c)	31,731	31,731	0	0	31,731	31,731	31,731
Progress Savings 401(k) Plan(d)(2)	151,918	151,918	0	0	151,918	151,918	151,918
Retirement Income Plan(e)(3)	929,059	929,059	0	0	929,059	830,314	929,059
ERISA Excess Plan(f)(4)	1,291,602	1,393,259	0	0	1,291,602	436,102	1,291,602
BRP(f)(4)	3,405,652	3,673,698	0	0	3,405,652	1,149,899	3,405,652
Lost Match Plan(5)	225,727	225,727	0	0	225,727	225,727	225,727
Deferred Compensation(6)	243,321	243,321	0	0	243,321	243,321	243,321
Split Dollar Life Insurance(7)	196,419	196,419	0	0	196,419	1,808,676	196,419
280G Tax Gross-Up	0	0	0	0	0	0	0
Total:	6,914,565	10,596,929	1,444,837	1,444,837	8,782,389	5,965,525	7,749,190

(1)	In the event that we terminate Mr. Gurgovits’ employment without cause (including in connection with a change in control) or if he terminates his employment for “Good Reason,” he is entitled to receive his annual consulting fee for the remaining term of his consulting agreement, as amended. In the event of disability, the amount above reflects the amount we would owe Mr. Gurgovits under our Officers’ Disability salary continuation program. In the case of retirement, no additional amounts are owed.

(2)	Based on Mr. Gurgovits’ age and length of service, he is 100% vested in the Company’s matching contributions under the 401(k) Plan. Upon termination of employment for any reason, Mr. Gurgovits would be entitled to 100% of the Company’s matching contributions to his account.

(3)	Mr. Gurgovits is 100% vested in his benefit under this plan. Between January 1, 2009, and June 30, 2009, Mr. Gurgovits was not eligible to accrue an additional benefit under this plan.

(4)	Mr. Gurgovits is 100% vested in his benefit under this plan. During 2009, Mr. Gurgovits was not eligible to accrue an additional benefit under this plan.

(5)	Mr. Gurgovits is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Gurgovits’ account balance under this plan as of December 31, 2009. Upon termination of employment for any reason, Mr. Gurgovits would be entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination or his constructive termination, no benefit is immediately payable. During 2009, Mr. Gurgovits was not eligible to have contributions made on his behalf to this plan.

(6)	Since Mr. Gurgovits has satisfied the retirement eligibility requirements if he were to leave the Company for any reason, he would be entitled to the amounts shown above. The amounts reflected above represent the present value of accumulated benefits under the Deferred Compensation Agreement between FNBPA and Mr. Gurgovits calculated in accordance with ASC Topic 715, Compensation-Retirement Benefits assuming an interest rate of 6.2%. Payments will commence on January 1, 2014, and will continue for 9.5 years; therefore, no benefit is immediately payable.

(7)	T he Company maintains a split dollar life insurance policy with Mr. Gurgovits through a third-party insurance company. Mr. Gurgovits is the owner of the policy. However, a collateral assignment exists that entitles FNBPA to an interest in the policy equal to the total amount of premiums it has paid to date on the policy. The return of premiums will occur upon the earlier of Mr. Gurgovits’ death or his surrender of the policy. The amounts reflected above represent the excess death benefit proceeds or cash surrender value in the policy, over the bank’s interest in the policy, which will go to his beneficiary in the case of death, or to him, in the case of earlier surrender of the policy after termination of employment.

The primary difference between the columns “Change in Control — Constructive Termination” and “Change in Control — No Termination” is based upon the vesting provision of restricted stock awards. The restricted stock agreements provided to Mr. Gurgovits and other participants under the 2007 Plan and any predecessor plan provide for vesting of all shares issued under an award after a “Change in Control” if there is also a “Constructive Termination.” For purposes of the restricted stock agreements, “Constructive Termination” shall mean the material diminution of the NEO’s duties, status, title, reporting relationship, authority, compensation level, or responsibilities relative to those as they existed prior to the Change in Control, or a relocation of the NEO’s principal place of business of more than 60 miles.

On June 18, 2008, the Company and FNBPA entered into an Amended and Restated Consulting Agreement (“Consulting Agreement”) with Mr. Gurgovits. The Consulting Agreement amended the prior agreement in order to insure compliance with Code Section 409A, and became effective upon Mr. Gurgovits’ retirement and would have expired on the fifth anniversary of its effective date. However, since Mr. Gurgovits was renamed CEO after the resignation of Mr. New, we entered into the First Amended and Restated Consulting Agreement with Mr. Gurgovits on August 19, 2009, that tolled the running date of the Consulting Agreement during the period Mr. Gurgovits is CEO. The Consulting Agreement will re-commence when he retires. Under the terms of the Consulting Agreement, Mr. Gurgovits agrees to provide services to us in connection with merger and acquisition activities, participation in certain meetings and such other assignments and projects that we and FNBPA along with Mr. Gurgovits mutually agree upon. The Consulting Agreement specifies that we and FNBPA shall pay Mr. Gurgovits an annual compensation fee equal to the sum of 50% of his base salary (as defined in the employment agreement) for the year ending December 31, 2008, but in no event less than 50% of his 2006 Base Compensation, plus 50% of the amount that is equal to the average percentage that his bonus payment bears to his average base salary for the years ending December 31, 2006, 2007, and 2008. Moreover, the Consulting Agreement provides that Mr. Gurgovits is entitled to certain benefits, including automobile expenses, club dues and related benefits. Upon termination of the Consulting Agreement other than for “cause,” death or “good reason,” as those terms are defined in the Consulting Agreement, Mr. Gurgovits will be entitled to receive his annual fee for the remainder of the term of the Consulting Agreement.

Robert V. New, Jr. — Termination Payments

Mr. New resigned from his employment effective February 11, 2009. Mr. New received severance that included continuation of his base salary, $660,000 for eighteen months and reimbursement of his continuation of health care coverage costs under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), less his required employee contribution for eighteen months. The Company also agreed to purchase Mr. New’s house in Hermitage, Pennsylvania.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — BRIAN F. LILLY

					Good
					Reason or
			Change in		Involuntary
		Change in	Control —	Change in	Not for
Executive Benefits		Control —	Constructive	Control — No	Cause
and Payments	Retirement	Termination	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary(1)	0	1,080,000	0	0	1,080,000	0	306,000
Executive Incentive Compensation(a)(2)	0	172,500	172,500	172,500	0	0	0
Bonus(1)	0	92,053	0	0	92,053	0	0
Restricted Stock: Unvested and Accelerated(b)	0	445,380	445,380	418,434	0	445,380	244,170
Benefits and Perquisites:
Accrued Vacation(c)	12,462	12,462	0	0	12,462	12,462	12,462
Post-Termination Health Care(3)	0	26,656	0	0	26,656	0	0
Progress Savings 401(k) Plan(d)(4)	27,514	27,514	0	0	27,514	27,514	27,514
Retirement Income Plan(e)(4)	0	88,775	0	0	88,775	83,612	88,775
ERISA Excess Plan(f)(5)	0	34,823	0	0	0	28,534	32,355
BRP(f)(5)	0	59,033	0	0	0	46,108	50,164
Lost Match Plan(6)	29,864	29,864	0	0	29,864	29,864	29,864
280G Tax Gross-Up	0	714,932	0	0	0	0	0
Total:	69,840	2,783,992	617,880	590,934	1,357,324	673,474	791,304

(1)	In the event that Mr. Lilly is terminated without cause or if he terminates his employment agreement for “Good Reason”, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by dividing the total annual amounts paid to Mr. Lilly as a bonus for the last three completed fiscal years divided by three. In the event of disability, he is entitled to the amount as set forth by our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Lilly is not entitled to any additional amounts.

(2)	Based on Mr. Lilly’s age and length of service, he is not eligible for retirement; therefore, no benefit is immediately payable in the event of retirement.

(3)	In the event that Mr. Lilly is terminated without cause or if he terminates his employment agreement for “Good Reason” following a change in control, he is entitled to continue to participate in our group health plan on the same terms and same cost as active employees for thirty-six months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Lilly is not entitled to any additional amounts.

(4)	Mr. Lilly is 100% vested in his benefit under this plan.

(5)	Based on Mr. Lilly’s age and length of service, he is 0% vested in his benefit under this plan, but would become 100% vested in this plan in the event of death, disability or upon a change in control.

(6)	Mr. Lilly is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Lilly’s account balance under this plan as of December 31, 2009. Upon termination of employment for any reason, Mr. Lilly would be entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination or constructive termination, no benefit is immediately payable.

Mr. Lilly’s employment agreement provides for payment of certain benefits under certain termination scenarios. His agreement does not provide for any payments upon a voluntary termination without “Good Reason” by Mr. Lilly or a for cause termination by us. Mr. Lilly’s agreement allows him to terminate the agreement for “Good Reason” and obtain the same termination benefits as if he was terminated by us for a reason other than cause. Under the terms of the agreement, “Good Reason” exists if we assign Mr. Lilly a role that would result in a diminution of duties, or if we reduce his base salary or compensation opportunities, materially diminish the responsibilities of his supervisor, materially diminish the budget over which Mr. Lilly retains authority, or assign Mr. Lilly to a workplace that exceeds a 50 mile radius beyond Hermitage, Pennsylvania.

Mr. Lilly’s employment agreement provides that upon a Change in Control, if the acquiring company terminates Mr. Lilly’s employment, Mr. Lilly may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement. As noted above for Mr. Gurgovits, the difference in the “Change in Control — Constructive Termination” and “Change in Control — No Termination” columns is as a result of the vesting provisions under restricted stock awards. For purposes of Mr. Lilly’s and all employment agreements, “Change in Control” means any merger or consolidation with another corporation, and as a result of such merger or consolidation, our shareholders as of the day preceding such transaction will own less than 51% of the outstanding voting securities of the surviving corporation, or in the event that there is (in a single transaction or series of related transactions) a sale or exchange of 80% or more of our Common Stock for securities of another entity in which our shareholders will own less than 51% of such entity’s outstanding voting securities, or in the event of the sale of a substantial portion of our assets (including the capital stock we own in our subsidiaries) to an unrelated third party. Additionally, the agreement provides for us to gross-up any payments as a result of any excise tax imposed by Sections 280G or 4999 of the Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — VINCENT J. CALABRESE

			Change in		Involuntary
		Change in	Control —	Change in	Not for
Executive Benefits		Control —	Constructive	Control — No	Cause
and Payments	Retirement	Termination	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary(1)	0	520,032	0	0	520,032	0	206,016
Executive Incentive Compensation(a)(2)	0	176,817	176,817	176,817	0	0	0
Restricted Stock: Unvested and Accelerated(b)(2)	0	173,974	169,134	169,134	0	173,974	86,945
Benefits and Perquisites:
Accrued Vacation(c)	10,001	10,001	0	0	10,001	10,001	10,001
Post-Termination Health Care(3)	0	19,797	0	0	19,797	0	0
Progress Savings 401(k) Plan(d)(4)	1,293	1,293	0	0	1,293	18,436	18,436
Retirement Income Plan(e)(5)	0	0	0	0	0	0	25,656
ERISA Excess Plan(f)(6)	0	29,187	0	0	0	25,537	1,601
Lost Match Plan(6),(7)	0	1,746	0	0	0	1,746	1,746
Total:	11,294	932,847	345,951	345,951	551,123	229,694	350,401

(1)	In the event that we terminate Mr. Calabrese’s employment without cause or following a change in control, he is entitled to base salary continuation for two years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(2)	Based on Mr. Calabrese’s age and length of service, he is not eligible for retirement; therefore, in the case of retirement, no benefit is immediately payable. Mr. Calabrese has also received discretionary time based restricted stock awards which vest 20% each year over five years. These awards will become 100% vested in the event of death, disability, retirement or termination in conjunction with a change in control, but Mr. Calabrese will forfeit these shares if his employment is terminated for any other reason.

(3)	In the event that we terminate Mr. Calabrese’s employment without cause or following a change in control, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for eighteen months less the amount that Mr. Calabrese would have paid towards his medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(4)	Based on Mr. Calabrese’s age and length of service, he is 0% vested in our matching contributions under the 401(k) Plan. Since Mr. Calabrese does not meet the definition of early retirement in the plan (age 55 with 5 years of service), upon termination of employment for any reason other than death or disability, Mr. Calabrese would be entitled to 0% of our matching contributions to his account. In the case of death or disability, Mr. Calabrese would be entitled to 100% of our matching contributions to his account. In all cases, Mr. Calabrese is 100% vested in the cash dividends declared and paid on shares of our common stock held in the 401(k) Plan.

(5)	Mr. Calabrese is 0% vested in his benefit under this plan; therefore, no benefit is immediately payable; however, for purposes of this table, we assumed Mr. Calabrese would become vested in the future based on service accrued during disability.

(6)	Based on Mr. Calabrese’s age and length of service, he is 0% vested in his benefit under this plan, but would become 100% vested in this plan in the event of death, disability or upon a change in control.

(7)	The amounts reflected represent the cash value of Mr. Calabrese’s account balance under this plan as of December 31, 2009. Upon termination of employment due to death, disability, or following a change in control, Mr. Calabrese would be entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination or his constructive termination, no benefit is immediately payable. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

Mr. Calabrese’s employment agreement does not provide for any additional benefits, other than accrued and unpaid obligations under a termination of employment voluntarily by Mr. Calabrese or by the Company for cause. Mr. Calabrese’s agreement provides for a reduction of certain amounts in the above tables after the first twelve months of payments if Mr. Calabrese obtains new employment. Mr. Calabrese’s employment agreement provides that upon a Change in Control, if the acquiring company terminates Mr. Calabrese’s employment, Mr. Calabrese may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Mr. Calabrese releases the acquiring company from any payment obligations under the terms of the employment agreement. “Change in Control” has the same definition as noted above for Mr. Lilly.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — VINCENT J. DELIE, JR.

					Good
					Reason or
			Change in		Involuntary
		Change in	Control —	Change in	Not for
Executive Benefits		Control —	Constructive	Control — No	Cause
and Payments	Retirement	Termination	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary(1)	0	720,000	0	0	720,000	0	306,000
Executive Incentive Compensation(a)	0	165,000	165,000	165,000	0	0	0
Restricted Stock: Unvested and Accelerated(b)(2)	0	291,236	291,236	281,378	0	291,236	142,280
Benefits and Perquisites:
Accrued Vacation(c)	7,615	7,615	0	0	7,615	7,615	7,615
Post-Termination Health Care(3)	0	0	0	0	0	0	0
Progress Savings 401(k) Plan(d)(4)	24,194	24,194	0	0	24,194	24,194	24,194
Retirement Income Plan(e)(5)	0	0	0	0	0	0	38,572
ERISA Excess Plan(f)(6)	0	57,457	0	0	0	48,732	12,220
Lost Match Plan(7)	0	14,063	0	0	14,063	14,063	14,063
Total:	31,809	1,279,565	456,236	446,378	765,872	385,840	544,944

(1)	In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for “Good Reason,” he is entitled to base salary continuation for two years. In the event of a change in control resulting in his termination, he is entitled to two times his base salary payable immediately as a lump sum. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

(2)	Based on Mr. Delie’s age and length of service, he is not eligible for retirement; therefore, in the case of retirement, no benefit is immediately payable.

(3)	In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for “Good Reason”, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for eighteen months, less the amount that Mr. Delie would have paid towards his medical insurance if he were still employed by us during that time, except that if the termination of employment occurs within twelve months following a change in control, the benefit covers twenty-four months instead of eighteen months. Mr. Delie does not currently participate in our medical plan. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

(4)	Based on Mr. Delie’s age and length of service, he is 100% vested in our matching contributions under the 401(k) Plan. Therefore, upon termination of employment for any reason, Mr. Delie would be entitled to 100% of the Company’s matching contributions to his account.

(5)	Mr. Delie is 0% vested in his benefit under this plan; therefore, no benefit is immediately payable; however, for purposes of this table, we assumed Mr. Delie would become vested in the future based on service accrued during disability.

(6)	Based on Mr. Delie’s age and length of service, he is 0% vested in his benefit under this plan, but would become 100% vested in this plan in the event of death, disability or upon a change in control.

(7)	Mr. Delie is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Delie’s account balance under this plan as of December 31, 2009. Upon termination of employment for any reason, Mr. Delie would be entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination or his constructive termination, no benefit is immediately payable.

Mr. Delie’s employment agreement does not provide for any additional benefits, other than accrued and unpaid obligations of FNBPA, under a termination of employment voluntarily by Mr. Delie without “Good Reason” or by us for cause. Mr. Delie’s agreement allows him to terminate the agreement for “Good Reason” and obtain the same termination benefits as if he was terminated by the Company for a reason other than cause. Under the terms of the agreement, “Good Reason” exists if the Company assigns Mr. Delie a role which would result in a diminution of duties, or if the Company reduces his base salary, or assigns Mr. Delie to a workplace that exceeds a 50 mile radius beyond Pittsburgh, Pennsylvania, unless the location is Hermitage, Pennsylvania.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — GARY L. GUERRIERI

			Change in	Change in		Involuntary
		Change in	Control —	Control —	Change in	Not for
Executive Benefits		Control —	Voluntary	Constructive	Control — No	Cause
and Payments Upon	Retirement	Termination	Termination	Termination	Termination	Termination	Death	Disability
Termination	($)	($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary(1)	0	424,032	223,123	0	0	424,032	0	158,016
Executive Incentive Compensation(a)	0	84,806	84,806	84,806	84,806	0	0	0
Restricted Stock:
Unvested and Accelerated(b)	0	187,755	180,033	187,755	180,033	0	187,755	95,028
Benefits and Perquisites:
Accrued Vacation(c)	18,755	18,755	18,755	0	0	18,755	18,755	18,755
Post-Termination Health Care(2)	0	19,797	0	0	0	19,797	0	0
Progress Savings 401(k) Plan(d)(3)	54,815	54,815	54,815	0	0	54,815	54,815	54,815
Retirement Income Plan(e)(4)	0	285,335	285,335	0	0	285,335	213,294	285,335
ERISA Excess Plan(f)(5)	0	47,968	47,968	0	0	0	35,056	48,423
BRP(f)(5)	0	36,409	36,409	0	0	0	27,439	28,689
Lost Match Plan(4),(6)	4,176	4,176	4,176	0	0	4,176	4,176	4,176
Total:	77,746	1,163,848	935,420	272,561	264,839	806,910	541,290	693,237

(1)	In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to base salary continuation for two years. In the event that Mr. Guerrieri voluntarily terminates his employment within 90 days of a change in control, he is entitled to a cash payment, equal to one times his base amount as defined in Section 280(G)(b)(3) of the Code, paid in three equal installments with the first payment to be made on the effective date of his termination of employment, the second payment to be made on the last day of the sixth month following such effective date and the third payment to be made on the last day of the twelfth month following such effective date. In the event of disability, he is entitled to the amount set forth in the Company’s Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(2)	In the event that the Company terminates Mr. Guerrieri’s employment without cause, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for eighteen months less the amount that Mr. Guerrieri would have paid towards medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(3)	Based on Mr. Guerrieri’s age and length of service, he is 100% vested in the Company’s matching contributions under the 401(k) Plan. Upon termination of employment for any reason, Mr. Guerrieri would be entitled to 100% of the Company’s matching contributions to his account.

(4)	Mr. Guerrieri is 100% vested in his benefit under this plan.

(5)	Based on Mr. Guerrieri’s age and length of service, he is 0% vested in his benefit under this plan, but would become 100% vested in this plan in the event of death, disability or upon a change in control.

(6)	The amounts reflected represent the cash value of Mr. Guerrieri’s account balance under this plan as of December 31, 2009. Upon termination of employment for any reason, Mr. Guerrieri would be entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination or constructive termination, no benefit is immediately payable.

Mr. Guerrieri’s employment agreement provides that Mr. Guerrieri may voluntarily terminate his employment after a change of control and receive a bonus payment payable in three installments equal to his Base Amount as defined in the Code. It was our intention when structuring the amendment to his agreement that any payments will comply with Code Section 409A. He is not entitled to any additional benefits, other than accrued and unpaid obligations under a termination of employment voluntarily by Mr. Guerrieri or by the Company for cause. Mr. Guerrieri’s agreement provides for a reduction of certain amounts in the above tables after the first twelve months of payments if Mr. Guerrieri obtains new employment. Mr. Guerrieri’s employment agreement provides that upon a Change in Control, if the acquiring company terminates Mr. Guerrieri’s employment, Mr. Guerrieri may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Mr. Guerrieri releases the acquiring company from any payment obligations under the terms of the employment agreement. “Change in Control” has the same definition as noted above for Mr. Lilly.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN
CONTROL — LOUISE C. LOWREY

			Change in		Involuntary
		Change in	Control —	Change in	Not for
Executive Benefits		Control —	Constructive	Control — No	Cause
and Payments	Retirement	Termination	Termination	Termination	Termination	Death	Disability
Upon Termination	($)	($)	($)	($)	($)	($)	($)

Compensation:
Base Salary(1)	0	380,016	0	0	380,016	0	136,008
Executive Incentive Compensation(a)	0	76,003	76,003	76,003	0	0	0
Restricted Stock:
Unvested and Accelerated(b)	64,279	187,755	187,755	180,033	0	187,755	95,028
Benefits and Perquisites:
Accrued Vacation(c)	0	0	0	0	0	0	0
Post-Termination Health Care(2)	0	5,401	0	0	5,401	0	0
Progress Savings 401(k) Plan(d)(3)	84,876	84,876	0	0	84,876	84,876	84,876
Retirement Income Plan(e)(4)	385,035	385,035	0	0	385,035	336,704	365,135
ERISA Excess Plan(f)(4)	97	102	0	0	97	88	107
Lost Match Plan(4),(5)	73	73	0	0	73	73	73
Total:	534,360	1,119,261	263,758	256,036	855,498	609,496	681,227

(1)	In the event we terminate Ms. Lowrey’s employment without cause, she is entitled to base salary continuation for two years. In the event of disability, she is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Ms. Lowrey is not entitled to any additional amounts.

(2)	In the event that we terminate Ms. Lowrey’s employment without cause, she is entitled to an amount sufficient to pay COBRA premiums for medical insurance for eighteen months less the amount that Ms. Lowrey would have paid towards medical insurance if she were still employed during that time. In the case of termination for any other reason, Ms. Lowrey is not entitled to any additional amounts.

(3)	Based on Ms. Lowrey’s age and length of service, she is 100% vested in our matching contributions under the 401(k) Plan. Upon termination of employment for any reason, Ms. Lowrey would be entitled to 100% of our matching contributions to her account.

(4)	Ms. Lowrey is 100% vested in her benefit under this plan.

(5)	The amounts reflected represent the cash value of Ms. Lowrey’s account balance under this plan as of December 31, 2009. Upon termination of employment for any reason, Ms. Lowrey would be entitled to receive a lump sum distribution of her entire account balance under this plan on the first of the month following six months from her termination of employment. In the case of a change in control that does not result in termination or constructive termination, no benefit is immediately payable.

Ms. Lowrey’s employment agreement does not provide for any additional benefits, other than accrued and unpaid obligations of FNBPA under a termination of employment voluntarily by Ms. Lowrey or by us for cause. Ms. Lowrey’s agreement provides for reduction of certain amounts in the above tables if Ms. Lowrey obtains new employment. Ms. Lowrey’s employment agreement provides that upon a change of control, if the acquiring company terminates Ms. Lowrey’s employment, Ms. Lowrey may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Ms. Lowrey releases the acquiring company from any payment obligations under the terms of the employment agreement.

Endnotes to All Potential Payments Upon Termination or Change in Control Tables:

(a) The amounts reflected in the Executive Incentive Compensation row represent the payout earned under the annual incentive portion of the 2007 Plan. We make the payout in a lump sum 45 days after the end of the year provided the participant is still employed by us on December 31. For purposes of this table, in the event of death, disability or retirement, the Committee may approve a pro-rated award. The amount in the table is based on the assumption that the

Committee would approve the award. Since the table assumes termination of employment as of December 31, 2009, pro-ration is not necessary. In the case of a change in control, the participant is entitled to receive a pro-rated award based on the date of termination no less than his or her targeted award. Therefore, the amount shown in the case of a change in control is based on the NEO’s targeted award, not the amount the NEO actually earned for 2009. In the event we terminate any of the NEOs without cause, we do not owe the NEO any additional amount.

(b) The amounts reflected represent the taxable income realized by the NEOs under each potential termination scenario based on the terms of the 2001 and 2007 Plans. Under the 2001 Plan, all outstanding restricted stock awards will become 100% vested in the event of death, disability or retirement. In the event of termination or constructive termination upon a change in control, the performance-based shares issued under the 2001 Plan earned in performance periods prior to a change in control and all shares assigned to the performance period in which the change in control occurs will become 100% vested. A change in control under the awards issued under the 2001 Plan occurs when there is a merger or other consolidation which results in a 35% or greater change in the ownership of the common stock of the resulting company. Additionally, in the event that there is a change in control with no termination or constructive termination of employment, there is no acceleration of vesting of performance-based shares due to the change in control. The NEOs will forfeit all unvested awards if we terminate him or her without cause or if he or she terminates his or her employment for any other reason.

Under the 2007 Plan, both service-based and performance-based outstanding restricted stock awards will become 100% vested at target levels in the event of the death of the participant or upon a change in control. Under the 2007 Plan, a change in control occurs when there is a merger or other consolidation which results in a 50% or greater change in the ownership of the common stock of the resulting company. In the event an NEO becomes disabled or terminates employment due to normal retirement, all service-based restricted stock awards will become 100% vested, except that if the NEO retires in the same calendar year as we granted the award, the number of shares that shall vest will be pro-rated for the period worked. If an NEO terminates employment due to early retirement, all service-based awards of restricted stock will be pro-rated for the period worked. In the event an NEO terminates employment due to retirement or disability and we achieve the performance objectives, the performance-based shares will vest on the vesting date except, that in the case of disability or early retirement and retirement in the calendar year that we granted the awards, the shares will vest on the vesting date in a pro-rated amount based on the period worked. For purposes of these tables, we have assumed that the performance-based shares for the awards granted in 2008 and 2009 will vest at the threshold levels in the case of disability or retirement. However, the accelerated vesting provisions of both the service-based and performance-based awards under the 2007 plan do not apply to Mr. Gurgovits’ awards. The NEOs will forfeit all unvested awards if we terminate him or her without cause or if he or she terminates his or her employment for any other reason.

(c) Upon termination for any reason, the NEOs are entitled to an immediate lump sum payment of earned but unused vacation days. In the case of a “Change in Control — Constructive Termination” and “Change in Control — No Termination,” the NEOs would still be employed and would therefore be entitled to carry the earned but unused vacation days over for use in 2010.

(d) The amounts reflected represent the dollar amount of our matching contributions into the 401(k) Plan as of December 31, 2009. Distributions from the 401(k) Plan are in the form of a single lump sum payment and are made as soon as administratively possible after termination of employment. In the case of a change in control that does not result in termination, the NEO would still be employed, thus no benefit is immediately payable.

(e) The present values reflected above for the RIP were determined using the following assumptions: benefit payments paid as a monthly annuity commencing at age 65 (except Mr. Gurgovits, whose benefit was calculated based on a five year certain and continuous annuity option and would commence immediately upon retirement), except in the case of disability where payments would commence at age 65 once long-term disability benefits cease; an interest rate of 5.85%; no pre-retirement mortality; and post-retirement mortality from the RP-2000 Projected to 2014 Mortality table (gender specific). The present values for “Retirement,” “Change in Control — Termination,” “Good Reason” or “Involuntary Not for Cause Termination,” and “Disability” were calculated based on a five year certain and continuous annuity option. The present value for “Death” was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his or her spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or otherwise, at age 55. In the case of a change in control that does not result in termination, no benefit is immediately payable. Note that we have shown the present value of the benefit available for consistency with the Pension Benefits table. However, the participant is only entitled to a lump sum distribution if the lump sum benefit under the RIP is less than $10,000.

(f) The present values reflected above for the ERISA Excess Plan and BRP were determined using the following assumptions: benefit payment paid as a monthly annuity commencing at age 65 (except Mr. Gurgovits, whose benefit was calculated based on a five year certain and continuous annuity option and commenced August 1, 2009), except in the case of disability where payments would commence at age 65 once long-term disability benefits cease, and in the case of termination following a change in control where the payment would be in the form of an immediate lump sum; an interest rate of 5.45% for annuity payments and the IRS mandated segment rates for distributions in 2010 for the lump sum payment triggered due to “Change in Control — Termination;” no pre-retirement mortality; and post-retirement mortality from the RP-2000 Projected to 2014 Mortality table (gender specific) for annuity payments and the IRS mandated mortality for the lump sum payment due upon “Change in Control — Termination.” The present values for “Retirement,” “Involuntary Not for Cause Termination,” and “Disability” were calculated based on a 5 year certain and continuous annuity option. The present value for “Death” was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his or her spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or otherwise, at age 55. Additionally, for Mr. Gurgovits, the present values for “Good Reason” were also calculated based upon a 5 year certain and continuous annuity option. Note that we have shown the present value of the benefit available for consistency with the Pension Benefits table. The participant is not entitled to a lump sum payment unless there is a Change in Control.

Compensation Risk Assessment

The Director of Risk Management (“Risk Manager”) conducted a risk assessment of our compensation programs with the assistance of the Director of Human Resources, the Compensation and Benefits Accounting Manager and Corporate Counsel. The purpose of the risk assessment was to determine inherent risks in the compensation program and each compensation plan and to identify any plan features that could lead an employee to take unnecessary and excessive risks that could threaten our value. We divided the assessment into three components: business unit review, employee incentive plans and executive incentive plans, including company wide benefit plans. We used a decision tree analysis to determine if the business unit compensation practices or the compensation plans fostered risk taking and if so, we conducted further analysis to determine if there were compensating controls or mitigants to limit the risk. Our review of the executive incentive plans considered various factors including: pay profiles, performance metrics, performance goals, payout curves, equity incentives, stock ownership requirements and performance appraisal management. We reviewed the executive incentive plans for design features that some experts indicate may have the potential to encourage excessive risk taking. Specifically, we reviewed the compensation program for the following features, among others: pay profiles that provide for low salaries and high annual incentives, the use of performance metrics that do not benefit the company over the long term, plan goals and payouts where the future impact of decisions were not considered, steep payout curves where a very high threshold level of performance is required to achieve a threshold level of incentive payout, and a heavy emphasis on the use of equity and long term incentives paid in cash. In our review of employee compensation plans, we used a decision tree analysis that considered whether each plan was incentive based, and if so, whether the incentive was material relative to the participant’s total compensation. If the incentive was material, we further reviewed the plan to determine if the plan appeared to foster risk taking. If the plan fostered risk taking, we evaluated the plan to determine whether there were compensating controls or mitigants to limit our risk. Finally, in our business unit compensation review, we assessed whether the business unit generated a materially higher level of risk to us by considering various factors about the plans within each business unit. The factors we considered, among others, included whether: the business unit carried a significant portion of our risk profile, the business units’ compensation was structured differently from our other units, the business unit was significantly more profitable than others, whether the business unit awarded a short term bonus while income and risk to us extended over a significantly longer period of time and whether the compensation expenses comprise a significant percentage of the business units’ revenues. We noted a number of compensation design features that we believe reduce the likelihood of excessive risk taking. The Committee has downward discretion over incentive program payouts; the program provides a balanced mix of cash and equity, short and long term incentives and includes meaningful performance metrics. The employee plans include performance indicators designed to measure quality control standards, compliance results and asset quality. Based upon the risk assessment presented to the Committee, we believe our employee compensation policies and procedures are not reasonably likely to have a material adverse effect on us.

2009 Director Compensation

The following table shows the compensation paid to our directors for services rendered in all capacities during 2009. Mr. Gurgovits is not included as his compensation as a director is disclosed in the “2009 Summary Compensation Table” above.

					Change in
					Pension
					Value and
	Fees Earned				Non-qualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)(3)	($)

William B. Campbell	77,633	20,160	0	0	0	16,450	114,243
Henry M. Ekker	52,500	20,160	0	0	0	12,725	85,385
Philip E. Gingerich	52,500	20,160	0	0	0	0	72,660
Robert B. Goldstein	72,633	20,160	0	0	0	0	92,793
Dawne S. Hickton	60,708	20,160	0	0	0	0	80,868
David J. Malone	65,133	20,160	0	0	0	0	85,293
D. Stephen Martz	68,216	20,160	0	0	0	15,625	104,001
Peter Mortensen	54,806	20,160	0	0	0	0	74,966
Harry F. Radcliffe	69,458	20,160	0	0	0	0	89,618
Arthur J. Rooney, II	55,000	20,160	0	0	0	0	75,160
John W. Rose	72,633	20,160	0	0	0	5,000	97,793
Stanton R. Sheetz	52,500	20,160	0	0	0	0	72,660
William J. Strimbu	57,500	20,160	0	0	0	16,325	93,985
Earl K. Wahl, Jr.	57,633	20,160	0	0	0	0	77,793

(1)	Represents fees earned as a director of the Company. Fees earned as a director of FNBPA and F.N.B. Capital are included in the “All Other Compensation” column. The dollar amounts of the fees earned as a director of the Company were as follows:

	Annual Retainer	Committee Chairman
Name	Fee($)	Fees($)(A)

William B. Campbell	62,633	15,000
Henry M. Ekker	52,500	0
Philip E. Gingerich	52,500	0
Robert B. Goldstein	62,633	10,000
Dawne S. Hickton	60,708	0
David J. Malone	65,133	0
D. Stephen Martz	61,736	6,480
Peter Mortensen	54,806	0
Harry F. Radcliffe	57,500	11,958
Arthur J. Rooney, II	55,000	0
John W. Rose	70,327	2,306
Stanton R. Sheetz	52,500	0
William J. Strimbu	57,500	0
Earl K. Wahl, Jr.	57,633	0

(A)	Mr. Campbell received $4,611 to serve as Lead Director prior to becoming Chairman of the Board effective June 17, 2009. He received $6,736 in Chairman fees and $3,653 in Committee Chair fees. The amounts reflected for all other directors are for service as Committee Chairman.

(2)	Annually each director is awarded our common stock valued at $20,000 rounded up or down to the nearest 100 shares at a price determined in accordance with the 2007 Plan. The shares were issued on May 20, 2009, after our Annual Meeting, with a fair market value of $7.20 per share. The stock awarded vests immediately without restriction of any kind.

(3)	The “All Other Compensation” column consists of the following:

Director Compensation — Other Compensation

		Total All Other Compensation
	Affiliate Fees	As Reported Above
Name	($)(1),(2)	($)(3)

William B. Campbell	16,450	16,450
Henry M. Ekker	12,725	12,725
Philip E. Gingerich	0	0
Robert B. Goldstein	0	0
Dawne S. Hickton	0	0
David J. Malone	0	0
D. Stephen Martz	15,625	15,625
Peter Mortensen	0	0
Harry F. Radcliffe	0	0
Arthur J. Rooney, II	0	0
John W. Rose	5,000	5,000
Stanton R. Sheetz	0	0
William J. Strimbu	16,325	16,325
Earl K. Wahl, Jr.	0	0

(1)	This column reflects fees earned as a director of FNBPA except for Mr. Rose who earned fees as the Chairman of the Board of F.N.B. Capital.

(2)	Directors of FNBPA received $1,500 per meeting for attendance at Board meetings and $300 for other committee meetings, unless the committee participation was only by telephone, in which case the director received $125.

(3)	The valuation of all perquisites is at our actual cost. Since the aggregate perquisites to any one director did not exceed $10,000, no amounts are required to be disclosed.

Executive Directors

Executive directors are entitled to receive an annual common stock award valued at $20,000 rounded up or down to the nearest 100 shares at a price determined in accordance with the 2007 Plan. As such, we awarded shares to Mr. Gurgovits in May at the same time as the stock awards to all other directors. Since Mr. Gurgovits resumed his role as President and CEO and we have a policy that members of management who are also directors are not eligible to receive director’s fees, we deemed it appropriate to discontinue paying fees to Mr. Gurgovits effective July 1, 2009. During 2009, as disclosed above in the “2009 Summary Compensation Table,” Mr. Gurgovits received $25,000 in retainer fees, $5,764 in Chairman fees and $5,000 in Committee chair fees. The stock award is also reflected in the “2009 Summary Compensation Table”. Mr. New served as President and CEO until February 11, 2009, and did not receive any director fees or the annual stock award.

Annual Board/Committee Retainer Fees

We pay our annual director and committee meeting fees on a retainer basis, annualized and paid monthly. The annual Board and committee fees are as follows:

	Member Fee	Chairman Fee
	($)	($)

Board	50,000	12,500
Committee:
Audit(1)	5,000	13,000
Compensation	5,000	10,000
Executive	7,500	10,000
Nominating and Governance	2,500	5,000
Risk	2,500	5,000
Succession	2,500	5,000

(1)	We increased the Audit Committee Chairman’s fee from $10,500 to $13,000 annually effective April 15, 2009.

For information regarding the number of full Board and committee meetings held during 2009, see the section titled “Our Board of Directors and Its Committees.” We reimbursed various directors for amounts the directors expended in traveling to our meetings and determined these amounts were consistent with our guidelines and thus are not included in the “2009 Director Compensation” table.

Annual Grant of Stock Awards

We awarded each director 2,800 shares of stock under the Corporation’s 2007 Plan. The stock awarded vested immediately without any restrictions. The following table is a detailed accounting of stock options outstanding as of December 31, 2009. The amount reflected for Messrs. Gingerich and Sheetz and 962 of the options for Mr. Radcliffe were awarded for their service as directors under a stock option plan of a predecessor entity acquired by us.

Options
Outstanding
Name	(#)

Philip E. Gingerich	6,066
Harry F. Radcliffe	2,937
Stanton R. Sheetz	6,066
William J. Strimbu	2,138

Proposal 2.	Proposal to Ratify the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm to audit the books of the Corporation and its subsidiaries for the year ending December 31, 2010, to report on our internal controls and our consolidated statement of financial position and related statements of income of us and our subsidiaries, and to perform such other appropriate accounting services as our Board may require. Ernst & Young LLP has advised us that they are independent accountants with respect to us, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. In the event a majority of the votes cast in person or by proxy do not ratify the appointment of Ernst & Young LLP, we anticipate that we would make no change in our independent registered public accounting firm for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered when we consider the appointment of auditors for 2011.

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2009, we expect that a representative of Ernst & Young LLP will attend our Annual Meeting, respond to appropriate questions and, if the representative desires, which we do not anticipate, make a statement.

The discussion under the caption, “Audit and Non-Audit Fees,” describes the aggregate fees for professional services provided by Ernst & Young LLP to us for the calendar years 2008 and 2009.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010 (PROPOSAL 2 ON THE PROXY CARD).

REPORT OF AUDIT COMMITTEE

To Our Shareholders:

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with Ernst & Young LLP, its independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters we and Ernst & Young LLP must discuss pursuant to Auditing Standards No. 61, as adopted by the Public Accounting versight Board in Rule 3200T including its judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee has discussed with Ernst & Young LLP its independence from management and the Corporation, including the matters in the required written disclosures. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining its independence.

The Audit Committee discussed with the Corporation’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Harry F. Radcliffe, Chairman
David J. Malone
D. Stephen Martz
William J. Strimbu

AUDIT AND NON-AUDIT FEES

Ernst & Young LLP served as the Corporation’s independent registered public accounting firm for the fiscal years ended December 31, 2009 and 2008. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Corporation or its subsidiaries.

Fees paid to Ernst & Young LLP for professional services during 2009 and 2008 were as follows:

	Audit	Audit-Related	Tax	All Other

2009	$825,850	$0	$146,600	$1,960
2008	$882,502	$52,000	$250,900	$6,000

Audit Fees relate to the audit of the Corporation’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Corporation’s reports on Form 10-Q and Form 10-K, services provided in connection with regulatory filings including registration statements filed with the SEC, and accounting consultations related to the audit.

Audit-Related Fees relate to merger and acquisition consultation services.

Tax Fees relate to tax compliance, tax planning and tax advice services.

All Other Fees relate to subscriptions for Ernst & Young’s web-based accounting and auditing research library.

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

The Audit Committee must pre-approve the audit and non-audit services the independent registered public accounting firm will perform in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee annually reviews and pre-approves the services that the independent registered public accounting firm may provide. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management, but may delegate pre-approval authority to one or more of its members. The member or members to whom the Audit Committee delegates such authority must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee annually establishes pre-approval fee levels for all services the independent registered public accounting firm may provide. Any proposed services exceeding these levels require specific pre-approval.

The annual audit services engagement terms and fees are subject to the pre-approval of the Audit Committee. In addition, the Audit Committee may grant pre-approval for other audit services, including statutory audits or financial audits for our subsidiaries or our affiliates and services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

Our Audit Committee must also pre-approve audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit” services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements. Tax services include tax compliance, tax planning and tax advice services.

Our Audit Committee may grant pre-approval to those permissible non-audit services classified as “All Other” services that it believes are routine and recurring services, and that such pre-approval would not impair the independence of the independent registered public accounting firms.

SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the SEC proxy rules, wishes to submit a proposal for inclusion in our proxy statement for our 2011 Annual Meeting of Shareholders must deliver such proposal in writing to our Corporate Secretary at F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148 no later than December 2, 2010.

Pursuant to Article I, Section 1.11 of our bylaws, if a shareholder wishes to present at our 2011 Annual Meeting of Shareholders (i) a proposal relating to nominations for and election of directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the shareholder must comply with the provisions relating to shareholder proposals set forth in our bylaws, which we summarize below. Written notice of any such proposal containing the information required under our bylaws, as described below, must be delivered in person, by first class United States mail postage prepaid or by reputable overnight delivery service to the attention of our Corporate Secretary, at our principal executive offices at F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148 during the period commencing on December 2, 2010 and ending on January 3, 2011.

A written nomination for a director must set forth:

•	the name and address of the shareholder who intends to make the nomination (the “Nominating Shareholder”);

•	the name, age, business address and, if known, residence address of each person so proposed;

•	the principal occupation or employment of each person so proposed for the past five years;

•	the qualifications of the person so proposed;

•	the number of shares of our capital stock beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock;

•	a description of any arrangement or understanding between each person so proposed and the Nominating Shareholder with respect to such person’s nomination and election as a director and actions to be proposed or taken by such person as a director;

•	the written consent of each person so proposed to serve as a director if nominated and elected as a director; and

•	such other information regarding each such person as would be required under the proxy rules of the SEC if proxies were solicited for the election as a director of each person so proposed.

With respect to nominations by shareholders, only candidates nominated by shareholders for election as a member of our Board in accordance with our bylaw provisions as summarized herein will be eligible to be nominated for election as a member of our Board at our 2011 Annual Meeting of Shareholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at our 2011 Annual Meeting of Shareholders.

A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required to be disclosed under the proxy rules of the SEC if proxies were solicited for shareholder consideration of the matter at a meeting of shareholders. Only shareholder proposals submitted in accordance with the Company bylaw provisions summarized above will be eligible for presentation at our 2011 Annual Meeting of Shareholders, and any other matter not submitted to our Board in accordance with such provisions will not be considered or acted upon at our 2011 Annual Meeting of Shareholders.

OTHER MATTERS

Our Board does not know of any other matter to be presented for consideration at our Annual Meeting other than the matters described in our Notice of Annual Meeting. However, if any other matter is presented in conformance with our bylaws, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the individuals designated as proxies.

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers who household proxy materials, may deliver a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148, c/o Shareholder Relations or by calling our Transfer Agent representative at 1-800-368-5948.

Electronic Delivery of Proxy Materials

You can also access our proxy statement, Form 10-K for the fiscal year ended December 31, 2009 and our Annual Report to shareholders, via the Internet at: http: //www.cfpproxy.com/5710.

For our 2011 Annual Meeting of Shareholders, you can help us save significant printing and mailing expenses by consenting to access our proxy materials and Annual Report electronically over the Internet. If you hold your shares in your own name (instead of “street name” through a bank, broker or other nominee), you can choose this option by appropriately marking the box on your proxy card denoting your consent to electronic access or, if voting by telephone, following the prompts for consenting to electronic access, or following the instructions at the Internet voting website at www.proxyvotenow.com/fnb, which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials and Annual Report electronically, then prior to next year’s Annual Meeting of Shareholders you will receive notification when the proxy materials and Annual Report are available for on-line review over the Internet, as well as the instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: Shareholder Relations, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148. If you hold your shares in “street name” through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically over the Internet.

BY ORDER OF THE BOARD OF DIRECTORS,

David B. Mogle, Corporate Secretary

April 1, 2010

F.N.B. CORPORATION
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
(724) 981-6000
Website: www.fnbcorporation.com

REVOCABLE PROXY
F.N.B. Corporation
2010 ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Scott D. Free, Louise Lowrey and James G. Orie, each with full power to act without the others, as proxies of the undersigned, each with the full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all the shares of Common Stock of F.N.B. Corporation held of record by the undersigned on March 10, 2010 at the Annual Meeting of Shareholders to be held on MAY 19, 2010 or any adjournment, postponement or continuation thereof.
PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE
BY TELEPHONE OR VIA THE INTERNET.
(Continued, and to be marked, signed and dated, on the other side)

ê	FOLD AND DETACH HERE	ê

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2010
THE F.N.B. CORPORATION PROXY STATEMENT AND 2009 ANNUAL REPORT
TO SHAREHOLDERS ARE AVAILABLE AT:
http://www.cfpproxy.com/5710
You can vote by proxy in one of three ways:
1.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
or
2.	Call toll free 1-866-776-5642 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
3.	Via the Internet at https://www.proxyvotenow.com/fnb and follow the instructions.
YOUR VOTE IS IMPORTANT!
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
5710

Annual Meeting of Shareholders MAY 19, 2010	REVOCABLE PROXY F.N.B. Corporation	☒	PLEASE MARK AS INDICATED IN THIS EXAMPLE

			Withhold	For All
		For	All	Except
1.	The election as directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐

Term expiring in 2011:
(01) William B. Campbell,	(02) Philip E. Gingerich,	(03) Robert B. Goldstein,
(04) Stephen J. Gurgovits,	(05) David J. Malone,	(06) Harry F. Radcliffe,
(07) Arthur J. Rooney, II,	(08) John W. Rose,	(09) Stanton R. Sheetz,
(10) William J. Strimbu
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

     If you marked “For All Except,” your shares will be voted for the election of each nominee whose name is not written in the space above.

Please be sure to sign and date this proxy card in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

		For	Against	Abstain
2.	Ratification of Ernst & Young LLP as F.N.B. Corporation’s independent registered public accounting firm for 2010.	☐	☐	☐
     In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR all the nominees listed in Proposal No. 1 and FOR Proposal No. 2.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

Mark here if you plan to attend the meeting	☐

Mark here to sign up for future electronic delivery of Annual Reports and Proxy Statements	☐
     Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

é	TO VOTE BY MAIL DETACH ABOVE CARD, MARK, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE	é
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote by proxy:
1.	Mail; or

2.	Telephone (using a Touch-Tone Phone); or

3.	Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 19, 2010. Do not return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 19, 2010 1-866-776-5642	Vote by Internet Anytime prior to 3 a.m., May 19, 2010 go to https://www.proxyvotenow.com/fnb
Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

ACCESS ONLINE PROXY MATERIALS AT:	http://www.cfpproxy.com/5710

Your vote is important!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2010
THE F.N.B. CORPORATION PROXY STATEMENT AND 2009 ANNUAL REPORT
TO SHAREHOLDERS ARE AVAILABLE AT:
http://www.cfpproxy.com/5710
You can vote by proxy in one of three ways:
1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. or
2. Call toll free 1-866-776-5642 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or 3. Via the Internet at https://www.proxyvotenow.com/fnb and follow the instructions.
YOUR VOTE IS IMPORTANT!
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
REVOCABLE PROXY
F.N.B. Corporation
2010 ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints First National Trust Company as attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of F.N.B. Corporation held of record by the undersigned on
March 10, 2010 at the Annual Meeting of Shareholders to be held on May 19, 2010 or any adjournment, postponement or continuation thereof.
F.N.B. CORPORATION PROGRESS SAVINGS 401(K) PLAN
PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE
BY TELEPHONE OR VIA THE INTERNET.
(Continued, and to be marked, signed and dated, on the other side)
FOLD AND DETACH HERE
5710/7525

Date Please be sure to sign and date this proxy card in the box below.
Shareholder sign above Co-holder (if any) sign above 1. The election as directors of all nominees listed (except as marked to the contrary below):
Term expiring in 2011:
(01) William B. Campbell, (02) Philip E. Gingerich, (03) Robert B. Goldstein, (04) Stephen J. Gurgovits, (05) David J. Malone, (06) Harry F. Radcliffe,
(07) Arthur J. Rooney, II, (08) John W. Rose, (09) Stanton R. Sheetz, (10) William J. Strimbu
Withhold For All
For All Except
IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE
INSTRUCTIONS BELOW
For Against Abstain
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except”
and write that nominee(s’) name(s) or number(s) in the space provided below.
REVOCABLE PROXY
F.N.B. Corporation PLEASE MARK AS INDICATED
IN THIS EXAMPLE X Annual Meeting of Shareholders
MAY 19, 2010
If you marked “For All Except,” your shares will be voted for the election of each nominee whose name is not written in the space above.
2. Ratification of Ernst & Young LLP as F.N.B. Corporation’s independent registered public accounting firm for 2010.
In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote
FOR all the nominees listed in Proposal No. 1 and FOR Proposal No. 2.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.
Mark here if you plan to attend the meeting
Mark here to sign up for future electronic delivery of Annual Reports and Proxy Statements Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Your vote is important!
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote by proxy: 1. Mail; or
2. Telephone (using a Touch-Tone Phone); or 3. Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned
this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 14, 2010. Do not return this proxy if you vote by telephone or Internet.
TO VOTE BY MAIL DETACH ABOVE CARD,
MARK, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE
Vote by Telephone
Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 14, 2010
1-866-776-5642 Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.
ACCESS ONLINE PROXY MATERIALS AT: http://www.cfpproxy.com/5710
Vote by Internet
Anytime prior to 3 a.m., May 14, 2010 go to
https://www.proxyvotenow.com/fnb
F.N.B. CORPORATION PROGRESS
SAVINGS 401(K) PLAN

REVOCABLE PROXY
F.N.B. Corporation
2010 ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Scott D. Free, Louise Lowrey and James G. Orie, each with full power to act without the others, as proxies of the undersigned, each with the full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all the shares of Common Stock of F.N.B. Corporation held of record by the undersigned on March 10, 2010 at the Annual Meeting of Shareholders to be held on May 19, 2010 or any adjournment, postponement or continuation thereof.
SEMINOLE BANK
PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR VIA THE INTERNET.
(Continued, and to be marked, signed and dated, on the other side) JL FOLD AND DETACH HERE
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO
BE HELD ON MAY 19, 2010
THE F.N.B. CORPORATION PROXY STATEMENT AND 2009 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT:
http://www.cfpproxv.com/5710
Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
YOUR VOTE IS IMPORTANT! PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY Annual Meeting of Shareholders F.N.B. Corporation INDICATED May 19, 2010 Withhold For All For Against Abstain
2. Ratification of Ernst & Young LLP as F.N.B, Corporation’s
1. The election as directors of all nominees listed independent registered public accounting firm for 2010.
{except as marked to the contrary below):
Term expiring in 2011:
(01) William B. Campbell, (02) Philip E. Gingerich, (03) Robert B. Goldstein,
(04) Stephen J. Gurgovits, (OS) David J. Malone, (06) Harry F. Radcliffe,
(07) Arthu r J. Rooney, II, (08) Jo hn W. Rose, (09) Sta nton R. SheeU,
(10) William J. Strimbu ]n thelr discretiotli the proxies are authorized to vote upon such other
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For matters as may properly como before the meeting. The Board of Directors
All Except” and write that nomineefs1) name(s) or number(s) in the space recommends a vote FOR all the nominees listed in Proposal No. 1 and FOR provided below. Proposal No. 2.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE
NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.
If you marked “For All Except,” your shares will be voted for (he election of each nominee whose name is not written in the space above.
Mark here if you plan to attend the meeting
Mark here to sign up for future electronic delivery of Annual
Reports and Proxy Statements
SEMINOLE BANK
Please be sure to sign and date
this proxy card in the box below. p|ease sign exact|y as your name appears nereon When shares are
held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, [f a partnership, please sign in partnership name by [1] .............. Shareholder siqn above ... Co-holder (if anv) sign above —I authorized person. TO VOTE BY HAIL DETACH ABOVE CARD,
MARK, SIGN, DATE AND MAIL [N POSTAGE-PAID ENVELOPE PROXY VOTING INSTRUCTIONS
Shareholders of record may return their proxy by mail in enclosed envelope. Please note that the last vote received from a shareholder will be the vote counted.
ACCESS ONLINE PROXY MATERIALS AT:
http://www.cfpproxv.com/5710 Your vote is important!

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 19, 2010
Name
Address
City, State Zip Code
As part of our efforts to cut unnecessary expenses and conserve the environment, F.N.B. Corporation has elected to provide Internet access to the Notice & Proxy Statement and 2009 Annual Report Form 10-K rather than mailing paper reports. This reduces postage and printing expenses and paper waste.
The Notice & Proxy Statement and 2009 Annual Report Form 10-K are available at http://www.cfpproxy.com/5710.
The annual shareholder meeting will be held at 3:30 p.m., Eastern Daylight Time on May 19, 2010, at the F.N.B. Technology Center Board Room at 4140 East State Street, Hermitage, Pennsylvania 16148. The matters to be acted on are as noted below:
1.	Election of ten directors namely, William B. Campbell, Philip E. Gingerich, Robert B. Goldstein, Stephen J. Gurgovits, David J. Malone, Harry F. Radcliffe, Arthur J. Rooney, II, John W. Rose, Stanton R. Sheetz and William J. Strimbu;

2.	Ratification of Ernst & Young LLP as F.N.B. Corporation’s independent registered public accounting firm for 2010; and

3.	Such other matters as may properly come before the meeting, or any adjournment, postponement or continuation thereof.
Shareholders of record at the close of business on March 10, 2010 are entitled to vote at the Meeting.
The Board of Directors recommends a vote “FOR” each of the above proposals.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and is not a form for voting. We encourage you to access and review all of the important information contained in the proxy materials before voting.
You may vote by Internet, telephone, mail or attending the meeting in person. You may access your proxy materials and voting instructions at http://www.cfpproxy.com/5710. In order to vote by Internet or by telephone, you will need your Shareholder Control Number that can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, you will need to request a paper copy of these documents which will be accompanied by a proxy card. Simply cast your vote on the proxy card, sign and return it in the accompanying Business Reply Envelope.
Unless requested, you will not receive a paper or e-mail copy of these documents. If you want to receive a copy there is no charge to you for requesting one. Please make your request for a copy as instructed below on or before May 9, 2010 to facilitate timely delivery.
➢	Call our toll-free number, (800) 951-2405; or

➢	Visit our website at http://www.cfpproxy.com/5710; or

➢	Send us an email at fulfillment@rtco.com.
Enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line.
F.N.B. shareholders who plan to attend the annual shareholder meeting may obtain driving directions to the meeting location by contacting the shareholder relations representative, Jennifer DeFazio, at (888) 981-6000.

‘Shareholder Control Number’